UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 30, 2007

China Water and Drinks Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-131131	20-2304161
(Commission File Number)	(IRS Employer Identification No.)

17, J Avenue Yijing Garden, Aiguo Road, Louhu District, Shenzhen City, PRC

(Address of principal executive offices and zip code)
+86-0755-25526332

(Registrant’s telephone number including area code)

Ugods, Inc.
9101 West Sahara, Suite 105
Las Vegas, NV 89117

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about the Registrant’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “the Registrant believes,” “management believes” and similar words or phrases. The forward-looking statements are based on the Registrant’s current expectations and are subject to certain risks, uncertainties and assumptions. The Registrant’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Registrant on the date hereof, and the Registrant assumes no obligation to update any such forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

See Item 3.02 below.

Item 3.02  Unregistered Sales of Equity Securities

On May 31, 2007, the Registrant entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors (the “Investors”) for the sale of an aggregate of 4,477,612 shares of Series A Convertible Preferred Stock, par value of $0.001 per share (the “Preferred Stock”) with a stated value equal to $6.70 per share (the “Share Sale”) for aggregate gross proceeds equal to $30,000,000 in a series of transactions exempt from registration under the Securities Act. The Share Sale was consummated on June 4, 2007.

Each share of Preferred Stock is convertible into five (5) shares of the Registrant’s common stock, par value $.001 per share (the “Common Stock”), subject to adjustment. The shares of Preferred Stock shall be converted into shares of the Common Stock on the second trading day following the filing with the State of Nevada of an amendment to the Registrant’s Articles of Incorporation increasing the number of authorized shares of Common Stock of the Registrant from 70,000,000 to 150,000,000 shares (the “Amendment”). On May 30, 2007, the Board of Directors and a majority of the shareholders of the Registrant each approved the Amendment by written consent. The Amendment will be filed with the State of Nevada twenty (20) days after the mailing of a Definitive Information Statement meeting the requirements of Schedule 14C to the Registrant’s shareholders disclosing the approval of the Amendment by a majority of the Registrant’s shareholders. The Securities Purchase Agreement provides that the Registrant will cause the Amendment to be filed with the State of Nevada by no later than the date which is forty five (45) days after the consummation of the Share Sale.

The Securities Purchase Agreement provides that until the date which is the first anniversary of the effective date of the initial registration statement required to be filed by the Registrant with respect to the shares of Common Stock underlying the shares of Preferred Stock sold to the Investors in the Share Sale that the Registrant may not sell any equity securities (or securities convertible into or exchangeable for equity securities) to any third party without first offering the Investors the right to purchase such securities on the same terms and conditions as proposed to be sold to such third party.

The Securities Purchase Agreement also provides that the Investors shall be have the right, by written notice to the Registrant, to demand that the Registrant pay to them, as liquidated damages, their entire investment amount in the Registrant in the event that either (i). any governmental agency in the People's Republic of China challenges or otherwise takes any action that adversely affects the transactions contemplated by the Exchange Agreement (as defined in Item 5.01 below), and the Registrant cannot undo such governmental action or otherwise remedy the material adverse effect caused thereby so that the transaction contemplated by the Exchange Agreement can legally occur to the reasonable satisfaction of the Investors or (ii) at any time prior to the time that a registration statement with respect to the shares of Common Stock underlying the shares of Preferred Stock sold to the Investors in the Share Sale is effective (A) for any or no reason either the NASD or the Securities and Exchange Commission (the “Commission”) takes any action which has the effect of suspending the effectiveness of any registration statement of the Registrant filed with the Commission or (B) the Common Stock is not listed on a trading market.

In connection with the Share Sale, the Registrant has agreed to provide the Investors rights to register for resale the shares of Common Stock underlying the Preferred Stock pursuant to the terms of a registration rights agreement (the “Registration Rights Agreement”). The Registration Rights Agreement also requires the Registrant to register for resale any shares of Common Stock that may be released to the Investors pursuant to the terms of the Make Good Escrow Agreement (as defined below) and any shares of Common Stock that may be transferred to the Investors pursuant to the terms of the Stock Pledge Agreement (as defined below). Pursuant to the terms of the Registration Rights Agreement, the Registrant has agreed to file with the Securities and Exchange Commission a registration statement with respect to the resale of the shares of Common Stock underlying the Preferred Stock issued to the Investors in the Share Sale by no later than the date which is 90 days after the consummation of the Share Sale. In the event that the Registrant does not file timely such registration statement and/or in the event that such registration statement is not declared effective on or prior to the date which is 180 days after the consummation of the Share Sale, the Registrant will be required to pay liquidated damages to each Investor in an amount equal to 1% of the aggregate investment amount originally paid by such Investor for each month during which the Registrant has not complied with its registration obligations up to a maximum of 10% of such Investor's investment amount.

In connection with the Share Sale, the Investors, the Registrant, Mr Xu Hong Bin, a shareholder of the Registrant, the Pinnacle Fund, as agent and Loeb & Loeb LLP , as escrow agent have entered into a Make Good Escrow Agreement (the "Make Good Escrow Agreement ") , whereby Mr Xu Hong Bin has agreed to transfer 11,194,030 shares of Common Stock owned by him to the Investors on a pro rata basis in the event that the Registrant does not meet certain performance targets for its fiscal year ended December 31, 2007 and 11,194,030 shares of Common Stock owned by him to the Investors in the event that the Registrant does not meet certain performance targets for its fiscal year ended December 31, 2008. The performance target for the Registrant's fiscal year ended December 31, 2007 is the achievement of after-tax net income of at least $19,000,000. The performance target for the Registrant's fiscal year ended December 31, 2008 are the achievement of after-tax net income of at least $30,000,000 and earnings per share of at least $0.30.

In connection with the Share Sale, certain shareholders of the Registrant have entered into Lock-Up Agreements by which each of them agreed not to transfer any Common Stock of the Registrant owned by them until the date which is the one year anniversary of the effective date of the initial registration statement filed by the Registrant with respect to the resale of the shares of Common Stock underlying the shares of Preferred Stock purchase by the Investors in the Share Sale.

In connection with the Share Sale, the Registrant, Mr Xu Hong Bin, Mr Chen Xing Hua and the Pinnacle Fund, as agent, have entered into a Stock Pledge Agreement pursuant to which Mr Xu Hong Bin and Mr Chen Xing Hua have each agreed to transfer on a pro rata basis to the Investors, upon the demand on the Investors, 11,194,030 shares of Common Stock owned by such shareholder in the event that the Registrant does not file the Amendment with the State of Nevada on or prior to the date which is 45 days after the consummation of the Share Sale.

The foregoing descriptions of the Securities Purchase Agreement, the Registration Rights Agreement, the Lock-Up Agreement, the Make Good Escrow Agreement and the Stock Pledge Agreement are merely summaries, and are not intended to be complete. The Securities Purchase Agreement is filed as exhibit 10.1, the Registration Rights Agreement is filed as exhibit 10.2, the Lock-Up Agreement is filed as exhibit 10.3, the Make Good Escrow Agreement is filed as exhibit 10.4 and the Stock Pledge Agreement is filed as exhibit 10.5 to this Form 8-K, and the full text of each such exhibit is incorporated herein by reference.

Item 5.01 Changes In Control of the Registrant

On May 11, 2007, the Registrant entered into an Amended and Restated Agreement for Share Exchange (the “ Exchange Agreement”) with Gain Dynasty Investments Limited (“Gain Dynasty”).   The Agreement amends, restates, combines and supersedes each of (i) the Agreement for Share Exchange among the Company , Guangdong Taoda Beverage Company Limited (“Guangdong Taoda”) and the shareholder of Guangdong Taoda, dated as of February 13, 2007 and (ii) the Agreement for Share Exchange among the Company and Zhan jiang Taoda Drink Co. Limited, Changchun Taoda Beverage Co. Limited and Shandong Olympic Forward Drink Co. Limited (collectively, the “Taoda Group”) and the shareholder of Taoda Group, dated as of February 16, 2007.  Guangdong Taoda and the entities comprising the Taoda Group are wholly-owned subsidiaries of Olympic Forward Trading Company Limited, which is a wholly-owned subsidiary of Gain Dynasty.

Pursuant to the Exchange Agreement, the Registrant agreed to purchase 100% of the equity ownership of Gain Dynasty in exchange for a total of 59,872,000 shares of the Registrant’s common stock (the “Exchange Shares”).

On May 30, 2007 (the “Closing Date”), the Registrant consummated the transactions contemplated by the Exchange Agreement (the “Share Exchange”). Upon closing of the transaction, a change of control of the Registrant occurred. Following the closing of this transaction and the issuance of the Exchange Shares, the Company had a total of 70,000,000 shares issued and outstanding.

Other than the transactions and agreements disclosed in this Form 8-K, the Registrant knows of no arrangements which may result in a change in control of the Registrant.

No officer, director, promoter, or affiliate of the Registrant has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by the Registrant through security holdings, contracts, options, or otherwise.

Corporate Overview

A summary of the business of Guangdong Taoda and the entities comprising the Taoda Group are wholly-owned subsidiaries of Olympic Forward Trading Company Limited, which is a wholly-owned subsidiary of Gain Dynasty is described in Item 5.01 herein. The Taoda Group is a group of bottled water manufacturing companies in China, producing bottled water under its own brands and for other brands including Coca-Cola and Danone. As used herein, unless the context otherwise requires, “Registrant” and the “Company” (and “we”, “our” and similar expressions) refer to the business of China Water and Drinks Inc. (formerly named Ugods, Inc.) before the Share Exchange and the Taoda Group after the Share Exchange.

Prior to the Share Exchange, the Registrant was a public “shell” company with nominal assets whose sole business had been to identify, evaluate and investigate various companies with the intent that, if such investigation warranted, a reverse merger transaction be negotiated and completed pursuant to which the Registrant would acquire a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity.

We were incorporated in the State of Nevada on February 8, 2005 as UGODS, Inc for the purpose of pursuing mining opportunities in Canada. We were considered an exploration stage company. In February of 2005 we acquired interest in 14 mining claims registered with the district office in Atlin, B.C. Canada; an additional 9 claims were acquired in November 2006.

Beginning on February 12, 2007, we entered into a series of agreements with various individuals and entities calculated to effect a change in our control and which will ultimately result in a change in our business direction presuming the completion of the transactions.  On May 11, 2007, we entered into the Agreement whereby we amended and restated our agreements with respect to the Share Exchange.

On May 1, 2007, we caused to be formed a corporation under the laws of the State of Nevada called China Water and Drinks Inc. ("Merger Sub") and on May 2, 2007, we acquired one hundred shares of Merger Sub's common stock for cash. As such, Merger Sub became our wholly-owned subsidiary. On May 14, 2007, Merger Sub was merged with and into us. As a result of the merger, our corporate name was changed to "China Water and Drinks Inc." We were the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there was no change in the directors, officers, capital structure or business of the Registrant.

On May 30, 2007, we consummated the Share Exchange whereby we issued a total of 59,872,000 shares of our common stock. As a result of the Share Exchange, Gain Dynasty became our direct wholly owned subsidiary and Guangdong Taoda and the entities comprising the Taoda Group which are wholly owned subsidiaries of Olympic Forward Trading Company Limited, which is a wholly-owned subsidiary of Gain Dynasty, became our indirectly wholly owned subsidiaries.

Business Overview

The Company is a large bottled water producer in China. It produces and markets bottled water in China using the brand name “Darcunk”. It also supplies bottled water for beverage companies and servicing companies including Coca-Cola, Uni-President and Sands Casino. The Company also provides total solutions from bottle design, production, packaging and delivery services for some private label bottled water companies and servicing industry.

The Company now operates four bottled water production plants in China. The four plants are located at the cities of Guangzhou (Guangdong Province), Zhanjiang (Guangdong Province), Changchun (Jilin Province) and Fexian (Shandong Province). Each production plant has two production lines: one production line produces bottle size bottled water (200ml-1500ml); one production line produces carboy size (18.9L) bottled water. By applying different processes and procedures, the Company produces bottled water of different tastes and with different ingredients. The major market of the Company is China. Currently, the Company’s product is sold in 11 provinces of China covering Guangdong Province, Guangxi Province, Shandong Province, Heilongjiang Province, Jilin Province, Shanxi Province, Shaanxi Province, Gansu Province, Liaoning Province, Anhui Province, Sichuan Province.

Risk Factors

Risks Related to Our Business

Our expansion strategy may not be proven successful.

One of our key strategies to grow our business is to aggressively expand our production capacity and distribution channels. We will need to engage in various forms of capacity expansion activities at corporate level, and of promotional and marketing activities at operational level in order to carry out our plans. Therefore, the Company’s proposed operations are subject to all of the risks inherent in the unforeseen costs and expenses, challenges, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the bottled water industry in general. Despite our best efforts, we may never overcome these obstacles to financial success. There can be no assurance that the Company’s efforts will be successful or result in revenue or profit, or that investors will not lose their entire investment

We rely on distributors to sell our products. Any delays in delivery or poor handling by distributors and third party transport operators may affect our sales and damage our reputation.

We sell our own brand “Darcunk” through distributors. We rely on these distributors for the distribution of our products. The distribution service provided by these distributors could be suspended and could cause interruption to the supply of our products to retailers in the case of unforeseen events. Delivery disruptions may occur for various reasons beyond our control, including poor handling by distributors or third party transport operators, transportation bottlenecks, natural disasters and labor strikes, and could lead to delayed or lost also transportation seasons. Poor handing by distributors and third-party transport operators could also result in damage to our products. If our products are not delivered to retailers on time, or are delivered damaged, we could lose business and our reputation could be harmed.

Supplying bottled water to beverage and service companies constitutes a major portion of our revenue. Any delays in delivery may affect our sales, damage our long-term relationship with our client, and even incur penalty.

Sales made to beverage and service companies account for a large portion of our total sales, especially at the beginning stages of our newly built plants. At the same time, the aggregate market demand for our product has also increased rapidly. Recently, our production capacity is at more than 95%. It is more and more of a difficult task to balance between production of our own brand and producing for branded beverage and drinks companies. If we failed in deliver the goods to those companies on time, we may run into a risk of damaging our long-term relationship with the client.

Our results of operations may fluctuate due to seasonality.

Our sales are subject to seasonality. For example, we typically experience higher sales of bottled water in summer time in coastal cities while the sales remain constant through out the entire year in some inland cities. In general, we believe our sales will be higher in the second and third quarter of the year when the weather is hot and dry, and lower in the fourth and first quarter of the year when the weather is cold and wet. Sales peak during the months from June to September. Sales can also fluctuate during the course of a financial year for a number of other reasons, including weather conditions and the timing of advertising and promotional campaigns. As a result of these reasons, our operating results may fluctuate. In addition, the seasonality of our results may be affected by other unforeseen circumstances, such as production interruptions. Due to these fluctuations, comparison of sales and operating results between the same periods within a single year, or between different periods in different financial years, are not necessarily meaningful and should not be relied on as indicators of our performance.

There could be a shortage of raw materials, if governments put a usage limit on bottled water producers for potable waters.

Our product is water, which is made by sterilizing potable water supplied by municipal water supplies aimed at eliminating any harmful and unpleasant substances such as residues, precipitates, toxic chemicals, fungi, microbial contents and germs presented in the water source or induced during the production processes. We depend mainly on municipal water supplies to provide us with potable water as raw material. There could be a possibility that the municipal government put a usage limit on bottled water producers, when the potable water reserves for their city is low.

Increases in raw material prices that we are not able to pass on to our Customers would reduce our profit margins

The principal raw materials we use in our production, including bottle containers, caps and packaging materials, are subject to a high degree of price volatility caused by external conditions like price fluctuations of PET raw materials-the byproducts of oil, which account for a significant portion of our product cost. We cannot guarantee that the price we pay for our raw materials will be stable in the future. Price changes to our raw materials may result in unexpected increases in production, packaging and distribution costs, and we may be unable to increase the prices of our final products to offset these increased costs and therefore may suffer a reduction to our profit margins. We do not currently hedge against changes in our raw material prices.

We face increasing competition from both domestic and foreign companies, which may affect our market share and profit margin.

The bottled water industry in China is highly competitive, and we expect it to continue to become even more competitive. Currently, there are more than 3,000 water brands in China, including domestic and foreign-invested enterprises. Our ability to compete against these enterprises is, to a significant extent, dependent on our ability to distinguish our products from those of our competitor by providing high quality products at reasonable prices that appeal to consumers’ tastes and preferences. Some of our competitors may have been in business longer than we have, may have substantially greater financial and other resources than we have and may be better established in their markets. Our competitors in any particular market may also benefit from raw material sources or production facilities that are closer to such markets, which provide them with competitive advantages in terms of costs and proximity to consumers.

We cannot assure you that our current or potential competitors will not provide products comparable or superior to those we provide or adapt more quickly than we do to evolving industry trends or changing market requirements. It is also possible that there will be significant consolidation in the bottled water industry among our competitors, alliances may develop among competitors and these alliances may rapidly acquire significant market share, and some of our distributors may commence production of products similar to those we sell to them. Furthermore, competition may lead competitors to substantially increase their advertising expenditures and promotional activities or to engage in irrational or predatory pricing behavior. We also cannot assure you that third parties will not actively engage in activities, whether legal or illegal, designed to undermine our brand name and product quality or to influence consumer confidence in our product. Increased competition may result in price reductions, reduced margins and loss of market share, any of which could materially adversely affect our profit margin. We cannot assure you that we will be able to compete effectively against current and future competitors.

Changes in the existing laws and regulations or additional or stricter laws and regulations on environmental protection in China may cause us to incur significant capital expenditures, and we cannot assure that we will be able to comply with any such laws and regulations.

We carry on our business in an industry that is subject to PRC environmental protection laws and regulations. These laws and regulations require enterprises engaged in manufacturing and construction that may cause environmental waste to adopt effective measures to control and properly dispose of waste gases, waste water, industrial waste, dust and other environmental waste materials, as well as fee payments from producers discharging waste substances. Fines may be levied against producers causing pollution. If failure to comply with such laws or regulations results in environmental pollution, the administrative department for environmental protection can levy fines. If the circumstances of the breach are serious, it is at the discretion of the central government of the PRC including all governmental subdivisions to cease or close any operation failing to comply with such laws or regulations. There can also be no assurance that operation will fail to comply with such laws or regulations. There can also be no assurance that the PRC government will not change the exiting laws or regulations or impose additional or stricter laws or regulations, compliance with which may cause us to incur significant capital expenditure, which we may be unable to pass on to our customers through higher prices for our products. In addition, we cannot assure that we will be able to comply with any such laws and regulations.

Changes in existing PRC food hygiene laws may cause us to incur additional costs to comply with the more stringent laws and regulations, which could have an adverse impact on our financial position.

Manufacturers within the China bottled water industry are subject to compliance with PRC food hygiene laws and regulations. These food hygiene laws require all enterprises engaged in the production of bottled water to obtain a hygiene license for each of their production facilities. They also set out hygiene standards with respect to food processing, packaging and containers, information to be disclosed on packaging as well as hygiene requirements of food production and sites, facilities and equipment used for the transportation and sale of food. Failure to comply with PRC food hygiene laws may result in fines, suspension of operations, loss of hygiene licenses and, in more extreme cases, criminal proceedings against an enterprise and its management. Although we are in compliance with current food hygiene laws, in the event that the PRC government increases the stringency of such laws, our production and distribution costs may increase, and we may be unable to pass these additional costs on to our customers.

We may not successfully manage our growth.

Our success will depend upon the expansion of our operations and the effective management of our growth, which will place a significant strain on our management and administrative, operational, and financial resources. To manage this growth, we must expand our facilities, augment our operational, financial and management systems, and hire and train additional qualified personnel. If we are unable to manage our growth effectively, our business would be harmed.

We rely on key executive officers. Their knowledge of our business and technical expertise would be difficult to replace.

We were founded in 1996 by Mr. Xu, the general manager of Olympic Forward Trading Company Limited. Since then, Mr. Xu Hongbin and our highly experienced senior management team have developed us into a large scale bottled water production company. Mr. Xu, together with other senior management, has been the key driver of our strategy and has been fundamental to our achievements to date. The successful management of our business is, to a considerable extent, dependent on the services of Mr. Xu Hongbin and other senior management. The loss of the services of any key management employee or failure to recruit a suitable or comparable replacement could have a significant impact upon our ability to manage our business effectively and our business and future growth may be adversely affected.

The concentrated ownership of our common stock may have the effect of delaying or preventing a change in control of our Company.

Our directors, officers, key personnel and their affiliates as a group beneficially own a majority of our outstanding common stock. As a result, these stockholders will be able to continue to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of mergers, acquisitions and other significant corporate transactions. Please read “Principal Stockholders.”

Because our assets and operations are located outside the United States and a majority of our officers and directors are non-United States citizens living outside of the United States, investors may experience difficulties in attempting to enforce judgments based upon United States federal securities laws against us and our directors. United States laws and/or judgments might not be enforced against us in foreign jurisdictions.

All of our operations are conducted through a subsidiary corporation organized and located outside of the United States, and all the assets of our subsidiary are located outside the United States. In addition, all of our officers and directors are foreign citizens. As a result, it may be difficult or impossible for U.S. investors to enforce judgments made by U.S. courts for civil liabilities against our operating entities or against any of our individual directors or officers. In addition, U. S. investors should not assume that courts in the countries in which our subsidiary is incorporated or where the assets of our subsidiary are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiary based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiary based upon these laws.

We are subject to the reporting requirements of federal securities laws, which can be expensive.

We are a public reporting company in the U.S. and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we remained a privately-held company. In addition, we will incur substantial expenses in connection with the preparation of the registration statement and related documents with respect to the registration of resales of the shares and the reporting of the Share Exchange.

Because we became public by means of a “reverse merger”, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be time consuming, difficult and costly.

Although individual members of our management team have experience as officers of publicly-traded companies, much of that experience came prior to the adoption of the Sarbanes-Oxley Act of 2002. It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley after the Share Exchange. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with Sarbanes-Oxley’s internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

When the Registration Statement becomes effective, there will be a significant number of shares of common stock eligible for sale, which could depress the market price of such stock.

Following the effective date of the Registration Statement, a large number of shares of common stock will become available for sale in the public market, which could harm the market price of our stock. Further, shares may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect as well. In general, a person who has held restricted shares for a period of one year may, upon filing a notification with the SEC on Form 144, sell common stock into the market in an amount equal to the greater of one percent of the outstanding shares or the average weekly trading volume during the last four weeks prior to such sale.

There is not now, and there may not ever be, an active market for our common stock.

There currently is no market for our common stock. Further, although our common stock may be quoted on the OTC Bulletin Board, trading of our common stock may be extremely sporadic. For example, several days may pass before any shares may be traded. There can be no assurance that a more active market for the common stock will develop.

We cannot assure you that the common stock will become liquid or that it will be listed on a securities exchange.

We plan to list our common stock on the American Stock Exchange or the NASDAQ Global Capital Market as soon as practicable. However, we cannot assure you that we will be able to meet the initial listing standards of either of those or of any other stock exchange, or that it will be able to maintain any such listing. Until the common stock is listed on an exchange, we expect that it would be eligible to be quoted on the OTC Bulletin Board, another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of the common stock. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

There may be issuances of shares of preferred stock in the future.

Although we currently do not have preferred shares outstanding, the board of directors could authorize the issuance of a series of preferred stock that would grant holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends would be declared to common stockholders, and the right to the redemption of such shares, possibly together with a premium, prior to the redemption of the common stock. To the extent that we do issue preferred stock, the rights of holders of common stock could be impaired thereby, including without limitation, with respect to liquidation.

We have never paid dividends.

We have never paid cash dividends on our common stock and do not anticipate paying any for the foreseeable future.

Our common stock is considered a “penny stock.”

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and therefore is a “penny stock.” Broker and dealers effecting transactions in “penny stock” must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect your ability to sell shares. In addition, if our common stock is quoted on the OTC Bulletin Board as anticipated, investors may find it difficult to obtain accurate quotations of the stock, and may find few buyers to purchase such stock and few market makers to support its price.

Risks relating to doing business in China

Substantially all of our business assets are located in China, and substantially all of our sales is derived from China. Accordingly, our results of operations, financial position and prospects are subject to a significant degree to the economic, political and legal development in China.

We derive a substantial portion of ours sales from China

Substantially all of our sales are generated from China. We anticipated that sales of our products in China will continue to represent a substantial proportion of our total sales in the near future. Any significant decline in the condition of the PRC economy could adversely affect consumer buying power and reduce consumption of our products, among other things, which in turn would have a material adverse effect on our business and financial condition.

Our inability to diversify our operations may subject us to economic fluctuations within our industry.

Our limited financial resources reduce the likelihood that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one business area will subject us to economic fluctuations within the bottled water industry and therefore increase the risks associated with our operations.

We may not continue to receive the preferential tax treatment we currently enjoy, and dividends paid to us from our operations in China may become subject to income tax.

The rate of income tax on companies in China may vary depending on the availability of preferential tax treatment or subsidies based on their industry or location. The current maximum corporate income tax rate is 33%. Under current PRC law, a foreign-invested enterprise shall enjoy preferential enterprise income tax treatment in the PRC. A full exemption from PRC enterprise income tax applies in the first and second years a profit is made and a 50% from PRC enterprise income tax applies in the third, fourth and fifth years. Certain of our subsidiaries enjoy tax concessions due to their status as foreign-invested enterprises. However, PRC government promulgated on March 16, 2007 the Enterprise Income Tax Law that will be effective as of January 1, 2008. Pursuant to the new law, the enterprise income tax of 25% shall be apply to any enterprise, in which case the foreign-invested enterprise shall not enjoy the preferential tax treatment as before. . Any loss or substantial reduction of the tax benefits enjoyed by us would reduce our net profit.

Our ability to implement our planned development is dependent on many factors, including the ability to receive various governmental permits.

In accordance with PRC laws and regulations, we are required to maintain various licenses and permits in order to operate our business at each of our production facilities including, without limitation, hygiene permits and industrial products production permits. We are required to comply with applicable hygiene and food safety standards in relation to our production processes. Our premises and transportation vehicles are subject to regular inspections by the regulatory authorities for compliance with the Detailed Rules for Administration and Supervision of Quality and Safety in Food Producing and Processing Enterprises. Failure to pass these inspections, or the loss of or suspend some or all of our production activities, which could disrupt our operations and adversely affect our business.

The Company faces the risk that changes in the policies of the Chinese government could have a significant impact upon our ability to sustain our growth and expansion strategies.

Since 1978, the PRC government has promulgated various reforms of its economic system and government structure. These reforms have resulted in significant economic growth and social progress for China in the last two decades. Many of the reforms are unprecedented or experimental, and such reforms are expected to be modified from time to time. Although we can not predict whether changes in China’s political, economic and social conditions, laws, regulations and policies will have any materially adverse effect on our current or future business, results of operation or financial condition.

Our ability to continue to expand our business is dependent on a number of factors, including general economic and capital market conditions in China and credit availability from banks and other lenders in China. Recently, the PRC government has implemented various measures to control the rate of economic growth and tighten its monetary policies. Slower economic growth rate may in turn have an adverse effect on our ability to sustain the growth rate we have historically achieved due to the aggregate market demand for consumer goods like bottled water.

Failure to comply with the State Administration of Foreign Exchange regulations relating to the establishment of offshore special purpose companies by PRC residents may adversely affect our business operations.

On October 21, 2005, the State Administration of Foreign Exchange issued a new public notice which became effective on November 1, 2005. The notice requires PRC residents to register with the local State Administration of Foreign Exchange branch before establishing or controlling any company, referred to in the notice as a “special purpose offshore company”, outside of China for the purpose of capital financing. PRC residents who are shareholders of a special purpose offshore company established before November 1, 2005 were required to register with the local State Administration of Foreign Exchange Branch. Our beneficial owners need to comply with the relevant the State Administration of Foreign Exchange requirements in all material respects in connection with our investments and financing activities. If such beneficial owners fail to comply with the relevant the State Administration of Foreign Exchange requirements, such failure may subject the beneficial owners to fines and legal sanctions and may also adversely affect our business operations.

The outbreak of any severe contagious diseases in China, if uncontrolled, could adversely affect our results of operations.

The outbreak of any server communicable disease in China, if uncontrolled, could adversely affect the overall business sentiments and environment in China, which in turn may lead to slower overall gross domestic product growth in China. As our sales are currently derived from our Chinese operations, any contraction or slow down in the growth of the gross domestic product of China may adversely affect our financial condition, results of operations and future growth. In addition, if any of our employees are infected or affected by any severe communicable diseases outbreak, it could adversely affect or disrupt our production at the relevant production facility and adversely affect our business operations as we may be required to close our production facilities to prevent the spread of the disease. The spread of any severe communicable disease in China may also affect the operations of our distributors and suppliers, causing delivery disruptions which could in turn adversely affect our operating results and share price.

DESCRIPTION OF BUSINESS

Corporate Information

We are an OTCBB trading company (UGOD.OB) which was incorporated in the State of Nevada on February 8, 2005 as UGODS, Inc for the purpose of pursuing mining opportunities in Canada. We were considered an exploration stage company. In February of 2005 we acquired interest in 14 mining claims registered with the district office in Atlin, B.C. Canada; an additional 9 claims were acquired in November 2006.

Beginning on February 12, 2007, we entered into a series of agreements with various individuals and entities calculated to effect a change in our control and which will ultimately result in a change in our business direction presuming the completion of the transactions.  As of the date of this report, the transactions have not been completed.

On May 11, 2007, we entered into an amended and restated share exchange agreement whereby we issued a total of 59,872,000 shares of our common stock and the Gain Dynasty became our direct wholly owned subsidiary and Guangdong Taoda and the entities comprising the Taoda Group which are wholly owned subsidiaries of Olympic Forward Trading Company Limited, which is a wholly-owned subsidiary of Gain Dynasty, became or indirectly wholly owned subsidiaries.

On May 1, 2007, we caused to be formed a corporation under the laws of the State of Nevada called China Water and Drinks Inc. ("Merger Sub") and on May 2, 2007, we acquired one hundred shares of Merger Sub's common stock for cash. As such, Merger Sub became our wholly-owned subsidiary. On May 14, 2007, Merger Sub was merged with and into us. As a result of the merger, our corporate name was changed to "China Water and Drinks Inc." We were the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there was no change in the directors, officers, capital structure or business of the Registrant.

Executive Summary

We operate bottled water production plants through four subsidiaries in the cities of Guangzhou (Guangdong Province), Zhanjiang (Guangdong Province), Changchun (Jilin Province) and Fexian (Shandong Province). In 2006, the company produced 175 million bottles of purified water with a total volume of 650 million liters, constituted around 4% of total bottled water consumption in China. In 2006, the total revenue of the company was US$35.7 million. The net profit before tax was US$8.8 million.

Product description

Our Bottled water is sealed in sterilized containers that meet government hygiene standards. There are three major types of bottled water: natural mineral water, spring water and purified water. The PRC government has set standards to categorize each type of water. Due to the scarcity of sources of natural mineral water and spring water, purified water is the most popular bottled water type in the PRC market.

We produce purified bottled water from raw material to end product. We produce the container, plastic bottles, and use drinking water supplied by municipal water supplies or natural water collected from streams, lakes and wells to manufacture bottled water. Before filling into the bottle, water is processed through a series of procedures in accordance with industrial standard and the standards set by the customers. Clarification, pre-filtration, final filtration, UV radiation, sterilization are basic but necessary steps in processing water. Special treatment and additional processing such as oxy-hydrating or water softening is applied according to different product requirements. After water is filled into the bottle, bottled water will undergo the final stage of quality and hygiene check. The bottled water is then packaged and delivered. All bottles produced are PET (Polyethylene terephthalate) bottles. PET bottle is well known for its high standard in the industry and is much superior to the traditional PVC bottle and glass bottle because it is much clearer, lightweight, durable, good resistance to heat and chemicals. We produce a wide range of bottled water sizes in volume from 200ml to 18.9L.

We have three sources of revenue:

•	bottled water production on behalf of other drinks and beverage companies such as Coca-Cola, Danone and Uni-President;
•	bottled water production for corporations such as Sands, the Macau Casino; and
•	bottled water production in our own brand

Marketing and Sales

Water resources per capita in China only reaches 28% of the world average. In the past 20 years, water resources in northern China have been decreasing due to climate change and human activity impacts. In 2005, a senior official estimated that 360 million people in China were without safe water supplies. Tap water is unstable in quality. Industrial wastewater treatment has not been completely established, which causes grave water pollution problem. A large amount of wastewater is directly discharged into water bodies. Quality degradation occurs in water-rich areas. Safety in drinking water is one of the most concerned topics in China. The situation is not going to be improved and the drinking water issue is not easy to be solved in the short run.

China’s bottled water industry started to grow as drinking water of China began to deteriorate. The market grew at a compound rate of around 37% yearly from 1994 to 2005. In 1994, the total production capacity in China was 300 million liters. In 2005, the total capacity reached nearly 14 billion liters.

We supply bottled water for drinks and beverage companies. Major customers include Coca-Cola (USA), Danone (France), Uni-President (Taiwan) and JianLiBao (China). We are one of the few qualified suppliers for Coca-Cola to produce products from raw material to end product out of Coca-Cola’s premises. Being a supplier of Coca-Cola, we are recognized as one of the leading bottled water suppliers in China. We also market to the service industry such as hotels and bus companies. We provide total solutions from bottle design, production, packaging to delivery for the service industry. We produce bottled water under the brand “Darcunk” and distributes through local distribution network also.

To strengthen our competitive advantage, we are focusing the effort in:

•	increasing production capacity;
•	enlarging product availability coverage to cope with the demand of the market and its growth ;
•	expanding distribution channel for its own branded products

Corporate Milestones

We are one of the leaders in the bottled water industry in China. We started producing bottle water since 1996. Certain of our milestones are illustrated in the table below:

Milestone	Completion Date
Plant in Zhanjiang city in production	1996
Production of first Coca-Cola’s bottled water in China	1996
Sales of own branded product	1997
Plant in Shandong (Fexian city) established	2002
Plant in Shandong (Fexian city) in production	2003
Plant in Guangzhou city established and in production	2003
“Darcunk” product sold in Shandong province and Guangdong province	2003
Registration of trademark “Darcunk”	2005
“Darcunk” product sold in six provinces of Northern China	2005
Plant in Changchun city established and in production	2005
“Darcunk” products sold in more than 3,600 distributors in China	2006

Industry and Market Overview

China’s bottled water industry started in 1930 and had one brand of bottled water until middle of 70s. In 80s, the bottled water industry began to develop and reached a total production capacity of 5 million liters. Since 90s, the industry took off and had a total production capacity of 300 million liters and 2 billion liters in 1994 and in 1997 respectively. In 2005, the total capacity reached nearly 14 billion liters. From 1994 to 2006, the growth rate of the industry was more than 37% yearly1 . The total production capacity of bottled water in China and its growth rate is in figure shown below.

1 Compass Information, 2007-2008 Research report of China drinking water market

Figure 1 Total production capacity of bottled water in China and its growth rate
(Source: Compass Information, 2007-2008 Research Report of China drinking water market)

In 2003, the top three brands of bottled water (Wahaha, Nong Fu Spring, Robust) accounted for around 57% of total market share2 . While the market is concentrated in several brands, there are still more than 3,000 bottled water brands in China. Every bottled water plant has a limited perimeter of servicing area owing to the high transportation cost. The penetration rate of a brand of bottled water is bounded by the geographical coverage and production capability of their plants. The structure of the market is formed by two layers of companies, the branding companies and production companies. The first layer composes of those which have marketing, distribution and branding capabilities. The second layer is those who produce bottled water. Although some branding companies also build plants themselves, they still need production companies to fill in their production gaps and fill in the locations that their facilities do not cover. The PRC market is so large and fast growing. No single company can cover all locations by building their own plants alone.

Contrary, production companies market their products via distribution networks and retail shops within their covered regions. They have developed various marketing strategies such as price differentiation, good customer service and customer loyalty program. This phenomenon is more prominent in carboy size bottled water market.

We built our first plant in 1996 in Zhanjiang city. In the same year, we started to provide bottled water for Coca-Cola and a number of local beverage companies.

We were the first bottled water supplier for Coca-Cola in China. In 1997, we expanded our business and began to market our own branded products in Zhanjiang. In 2005, we registered the trademark “Darcunk”. Through December 2006, there were more than 3,600 distributors and retailers in China selling “Darchunk” products in eight provinces.

Each plant has two production lines. One production line produces bottle size bottled water (200ml-1500ml) and one production line produces carboy size (18.9L) bottled water. The aggregated production capacity of the eight production lines in total is 150 million bottle size bottled water and 25 million carboy size. The total production volume per year is 650 million liters. The production capacity of the company is equivalent to about 4% of China’s total consumption in volume in 2006. Our product is now selling in 11 provinces covering Guangdong Province, Guangxi Province, Shandong Province, Heilongjiang Province, Jilin Province, Shanxi Province, Shaanxi Province, Gansu Province, Liaoning Province, Anhui Province, Sichuan Province.

2 Compass Information, 2007-2008 Research report of China drinking water market

Competition

A number of foreign drinks and beverage companies have acquired some local companies before and after China joined the World Trade Organization (“WTO”). The WTO agreement also allows foreign investors invest and participate in the industry.

While there are around 3,000 bottled water brands in China, only about 280 bottled water companies compete with our scale. While the market is big and is growing in high rate, the demand of bottled water is elastic. The customers are price sensitive in nature and are concerned with quality and hygiene standard of the bottled water they buy. Bottled water companies mainly compete in price, perceived quality and hygiene standard, branding and availability. Owing to the high transportation cost, every bottled water plant has a limited perimeter of servicing area. Most up to scale bottled water companies cannot fully penetrate the Chinese market by solely building their own production plants. They increase their availability by building their own plants and outsourcing their production to other bottled water suppliers in order to increase their products’ availability. Due to the high demand of the market, low penetration rate of bottled water production facilities and food safety regulation of the industry, competition between up to standard bottled water should be moderate in the coming 5-10 years.

Competitive Advantages

•	Strong Relationship with Brands

Coca-Cola’s bottled water production is fully outsourced to three companies namely Taoda, Zhan Fu and Wei Tung. Taoda is our wholly owned subsidiary and is supplying largest volume of bottled water to Coca-Cola amongst the three companies. As the long term sponsor of Olympic Games, Coca-Cola cited in 2003 that they will expand their penetration rate five times before the 2008 Olympics in Beijing. We have been successful in expanding and capturing the growth of market by aligning with Coca-Cola’s China plan.

•	Top Graded Production Capability and Quality Control

As a long term supplier of Coca-Cola and other world class drinks and beverage companies, we are required to comply with the rigid standard set by Coca-Cola’s customers. Our plants are required to be audited by independent assessors on compliance in procedures, quality, standards and hygiene periodically. As a result, our plants and products are top graded and of world standard in contrast to most of local bottled water production plants which are workshop with minimal supervision in quality.

•	Strong Market Demand and Growth

We are updating our production line to be fully automatic. The updated production line is expected to reduce the number of workers in the plants so as to reduce the impact of the shortage of worker supply and increase the production yield and efficiency.

Government Regulation

Manufacturers within the China bottled water industry are subject to compliance with PRC food hygiene laws and regulations. These food hygiene laws require all enterprises engaged in the production of bottled water to obtain a hygiene license for each of their production facilities. They also set out hygiene standards with respect to food processing, packaging and containers, information to be disclosed on packaging as well as hygiene requirements of food production and sites, facilities and equipment used for the transportation and sale of food.

We carry on our business in an industry that is subject to PRC environmental protection laws and regulations. These laws and regulations require enterprises engaged in manufacturing and construction that may cause environmental waste to adopt effective measures to control and properly dispose of waste gases, waste water, industrial waste, dust and other environmental waste materials, as well as fee payments from producers discharging waste substances. Fines may be levied against producers causing pollution.

The rate of income tax chargeable on companies in China may vary depending on the availability of preferential tax treatment or subsidies based on their industry or location. The current maximum corporate income tax rate is 33%. Under current PRC law, a foreign-invested enterprise shall enjoy preferential enterprise income tax treatment in the PRC. A full exemption from PRC enterprise income tax applies in the first and second years a profit is made and a 50% from PRC enterprise income tax applies in the third, fourth and fifth years. Certain of our subsidiaries enjoy tax concessions due to their status as foreign-invested enterprises.

PRC Food and Hygiene Regulatory System

The laws regulating the production, distribution and sale of bottled water in the PRC include the Food Hygiene Law of the PRC, the Environmental Protection Law of the PRC and other laws and regulations relating to the hygiene of export food and standardizing bottled water products in the PRC. Certain important provisions of the above laws and regulations relating to the bottled water industry are set out below.

Food Hygiene Law

The Food Hygiene Law, which promulgated in 1995, is the principal law regulating food production and processing and its supervision. The Food Hygiene Law sets out the hygiene standards for the production of food, food additives, food packaging and containers; and the prescribed contents of food packaging labels. It also stipulates hygiene requirements in respect of premises, facilities and equipment for the production, transport and sale of food.

The Ministry of Health is responsible for the regulation and supervision of food hygiene in the PRC. The Food Hygiene Law requires all enterprises proposing to be involved in food production and processing to obtain a hygiene license from the relevant local department of the Ministry of Health before they can register their enterprise with the relevant Local Administration for Industry and Commerce, which is responsible for issuing the business license. Enterprises can not begin food production and processing activities without first obtaining a hygiene license.

If an enterprise fails to comply with the provision of the Food Hygiene Law, the Ministry of Health may issue a warning notice or rectification order, confiscate the proceeds earned as a result of the unlawful behavior, impose a fine, order the enterprise to cease production and operation, recall and destroy the food already sold or revoke the enterprise’s hygiene license. In more extreme cases where harm has been caused to human health, criminal proceeding may be initiated against the enterprise and its management.

Regulation by the Administration of Production Licenses for Industrial Products.

Regulation by the Administration of Production Licenses for Industrial Products began on September 1, 2005, whereby the PRC required a production license for companies manufacturing important industrial products, including bottled water products. Under this system, companies are not permitted to manufacture such products before they obtain a production license. Any enterprise or individual shall not sell or use such products without obtaining the necessary product licenses.

According to the Production License Administrative Regulation, upon application for a production license, a spot test and product inspection, as well periodic supervisory inspections are conducted. To date, we have passed all such spot tests and product inspections but have yet to be subject to any supervisory inspections.

Environmental Protection Law

The Environmental Protection Law, promulgated in 1989, establishes a basic legal framework for environmental protection in the PRC. The purposes of the Environmental Protection Law are to protect and enhance the living environment, prevent and cure pollution and other public hazards, and safeguard human health. The State Environment Protection Administration is responsible for the overall supervision and administration of environmental protection work at the national level and the environmental protection bureaus at the county level and above are responsible for environmental protection in their respective jurisdictions.

Enterprises causing environmental pollution and other public hazards are required to adopt environmental protection measures in their operations and to establish responsibility systems for environmental protection. These enterprises are also required to adopt effective measures to prevent and control environmental pollution and hazards caused by the discharge of wasted gas, waste water, waste solids, dust, foul-smelling gases and radioactive matter, as well as by noise, vibration, and magnetic radiation in the course of production, construction or other activities.

Enterprises discharging pollutants must report to and register with the State Environment Protection Administration or the relevant local environmental protection department. Enterprises discharging pollutants in excess of the standards set by the State Environment Protection Administration will be responsible for eliminating the pollution and will be charged a fee for excessive discharge.

Government authorities can impose various types of penalties on persons or enterprises who are in violation of the Environmental Protection Law depending on the circumstances and extent of pollution. Penalties can include issuing a warning notice, imposing fines, setting a time limit for rectification, suspending production, ordering, reinstallation and operation of environmental protection facilities which have been dismantled or left unused, imposing administrative sanctions against management in charge, or ordering the termination and closure of enterprises or institutions conducting such operations. In cases where the pollution causes physical damage, compensation may be paid to victims. In serious cases, those who are directly responsible may be subject to criminal liability.

In accordance with the requirement of the Environmental Protection Law, we have installed the necessary environmental protection equipment, adopted advance environmental protection technologies, established responsibility systems for environmental protection, and reported to and registered with the relevant local environmental protection department. We have complied with the relevant law and have never paid a fee for excessive discharge pollutants.

Properties

The Company has four production plants with executive offices. The following table summaries the location of real property the Company owns or leases.

Item	Address	Leased/Owned
1	No. 2 Zhu Ji Road, Ji Shan Village, Zhu Ji Street, Dong Pu,Tian He District, Guangzhou City, Guangdong Province, China	Leased
2	No. 88 Qian Jin Road, Chi Kan District, Zhanjiang City, Guangdong Province, China	Leased
3	Kao Shan Village, Economic and Technology Development District, Changchun City, Jilin Province, China	Leased
4	Shang Zhi County, Fei Xian, Shandong Province, China	Company possesses a land use right

The leasing period of item 1, 2 and 3 will expire in 2008. All leasing agreements are with customary Chinese leasing conditions. The period of land use right of item 4 will expire in 2023 at which time the property will be acquired by the State under PRC laws.

Intellectual Property

The Company has the rights to the trademark “Darcunk” in China. The company is selling its bottled water under the brand ‘Darcunk” in China.

Legal Proceedings

We are not a party to any material legal proceedings nor are we aware of any circumstance that may reasonably lead a third party to initiate legal proceedings against us.

Market for Common Equity

There is no change to the market for the Registrant’s securities as a result of the Share Exchange. Disclosure regarding the market for the Common Stock of the Registrant is contained in the Registrant’s Annual Report on Form 10-KSB for the year ended January 31, 2007.

Changes in and Disagreements with Accountants

None.

Recent Sales of Unregistered Securities

See Item 3.02 above.

Indemnification of Directors and Officers

In connection with the Share Exchange, the Registrant did not amend Articles of Incorporation or Bylaws. Disclosure regarding indemnification of directors and officer of the Registrant was previously disclosed in the Registrant’s Registration Statement on Form SB-2 (as amended) filed with the United States Securities and Exchange Commission on January 19, 2006.

Principal Stockholders

The following table sets forth certain information regarding beneficial ownership of shares of common stock as of May 31, 2007 by (i) each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our common stock, (ii) each director and executive officer, and (iii) all of our directors and executive officers as a group. As of May 31, 2007 there were 70,000,000 shares of issued and outstanding common stock of the Registrant.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. We believe that all persons named in the table have sole voting and investment power with respect to shares beneficially owned by them. All share ownership figures include shares issuable upon exercise of options or warrants exercisable within 60 days of May 31, 2007, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Fully Diluted Shares Outstanding After the Share Exchange

Hong Bin, Xu 17, J Avenue Yijing Garden, Aiguo Road, Louhu District, Shenzhen City, PRC	36,000,000	51.43%
Xing Hua, Chen, Chief Executive Officer and Director Hua Qiao City, Jin Xiu Apartments #202, Nan Shan District, Shen Zhen, China 518000	12,200,000	17.43%
Qiu Xia, Liang, Director Luo Hu Area, Lian Tang, Xian Tai Road, Hui Lai Ya Ju, Block 1 #602, Shen Zhen, China 518000	0	*
Tak Kau, Ng Zhong San 7th Road, Xi Meng Square, Block 2 #1506, Guang Zhou, China 510000	6,000,000	8.57%
Shu Xing, Jin Guang Hua 3rd Street, He Yi 3rd Street, 5th Floor, #21-501, China 510000	3,500,000	5%

Total Held by Directors and Executive Officers (two individuals)	12,200,000	17.43%

* Less than 5%.

(1)  Unless otherwise noted, the Registrant believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within sixty (60) days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage of ownership is determined by assuming that options, warrants or convertible securities that are held by such person (not those held by any other person) and which are exercisable within sixty (60) days of the date indicated above, have been exercised. To date, other than as issued in connection with the Share Sale, the Registrant has not granted any options, warrants or any other form of securities convertible into its common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this report are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this report.

OVERVIEW

The Company is a bottled water producer located in China. It produces and markets bottled water in China using the brand name “Darcunk”. It also supplies bottled water for beverage companies and servicing companies including Coca-Cola, Uni-President and Sands Casino. The Company also provides total solutions from bottle design, production, packaging and delivery services for some private label bottled water companies and servicing industry.

The Company now operates four bottled water production plants in China. The four plants are locating at the cities of Guangzhou (Guangdong Province), Zhanjiang (Guangdong Province), Changchun (Jilin Province) and Fexian (Shandong Province). Each production plant has two production lines: one production line produces bottle size bottled water (200ml-1500ml); one production line produces carboy size (18.9L) bottled water. By applying different processes and procedures, the Company produces bottled water of different tastes and with different ingredients. The major market of the Company is China. Currently, the Company’s product is sold in 11 provinces of China covering Guangdong Province, Guangxi Province, Shandong Province, Heilongjiang Province, Jilin Province, Shanxi Province, Shaanxi Province, Gansu Province, Liaoning Province, Anhui Province, Sichuan Province.

CRITICAL ACCOUNTING POLICIES

Our management’s discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities, if any, at the date of the financial statements as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We consider our accounting policies related to estimates and revenue recognition to be critical.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. The Company does not believe that there are any critical or significant accounting estimates included in the condensed consolidated financial statements.

Revenue Recognition

We recognize revenue in accordance with Staff Accounting Bulletin ("SAB") No. 104. All of the following criteria must exist in order for us to recognize revenue:

1. Persuasive evidence of an arrangement exists;

2. Delivery has occurred or services have been rendered;

3. The seller's price to the buyer is fixed or determinable; and

4. Collectibility is reasonably assured.

The majority of the Company's revenue results from sales contracts with direct customers and revenues are generated upon the shipment of goods. The Company's pricing structure is fixed and there are no rebate or discount programs. Management conducts credit background checks for new customers as a means to reduce the subjectivity of assuring collectibility. Based on these factors, the Company believes that it can apply the provisions of SAB 104 with minimal subjectivity.

RESULTS OF OPERATIONS.

THREE MONTHS ENDED MARCH 31, 2007 COMPARED TO THREE MONTHS ENDED MARCH 31, 2006
	Three Months Ended March 31,
	2007		2006
Consolidated Statement of Operations Data:
Revenues	$6,216,731	100%	$7,266,053	100%
Costs of revenues	$(4,263,291)	68.58%	$(4,857,004)	66.85%
Selling, marketing, general and administrative expenses	$(266,281)	4.28%	$(271,161)	3.73%
Finance expenses	_		$(1,588)	0.02%
Total costs and expenses	$(4,529,572)	72.86%	$(5,129,753)	70.60%
Income from Operations	$1,687,159	27.14%	$2,136,300	29.40%
Interest expense	-	-	-	-
Other income, net	-	-	-	-
Net Income	$1,687,159	27.14%	$2,136,300	29.40%

REVENUES. Revenues were $6,216,731 for the three months ended March 31, 2007 compared to $7,266,053 in the three months ended March 31, 2006. The decrease in revenues in the three-month period was attributable to bad weather in the first quarter in 2007 which caused the market demand to decrease significantly in the Northern China markets. Also, during the first three months of 2007, one of our major customers conducted an internal re-organization and postponed a certain portion of its first quarter orders to the second quarter.

COST OF REVENUES. Cost of revenues was $4,263,291 for the three months period ended March 31, 2007 as compared to $4,857,004 in the same period last year. The decease of cost of revenues for the three months period ended March 31, 2007 as compared the same period last year was as a result of decrease in sales in the current quarter against the same quarter last year. Gross profit was $1,953,440 for the three months ended March 31, 2007 compared to $2,409,049 for the three months ended March 31, 2006. Gross profit margin decreased to 31.42% for the three months period ended March 31, 2007 from 33.15% for the three months period ended March 31, 2006. The decrease in gross profit margin was due to certain labor related, fixed manufacturing overhead costs which could not be reduced in response to the decrease in revenues.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $266,281 for the three months period ended March 31, 2007 compared to $271,176 for the three months period ended March 31, 2006. The sales, general and administrative expenses mainly consists of the rental costs of three plants and the salaries of the plants’ managers and administration and accounting staffs. These expenses were relatively stable during the periods.

INCOME BEFORE INCOME TAX AND INCOME TAX EXPENSES. Income before income tax was 1,687,159 for the three months period ended March 31, 2007 compared to $2,136,300 for the three months period ended March 31, 2006. The decrease in income before tax was attributable to the decrease in sales and overall gross profits.

INTEREST EXPENSE. There were no interest expenses for the three months period ended March 31, 2007 and insignificant interest expense was incurred for the three months period ended March 31, 2006.

NET INCOME. Net income was $1,687,159 for the three months period ended March 31, 2007 as compared to $2,136,300 for the three months period ended March 31, 2006. The decrease in net income in current quarter was attributable to the decrease in sales and gross profit.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2006 COMPARED TO DECEMBER 31, 2005:

	Year Ended December 31,
	2006		2005
Consolidated Statement of Operations Data:
Revenues	$35,700,410	100%	$27,680,196	100%
Costs of revenues	$(24,069,220)	67.42%	$(19,665,967)	71.05%
Selling, marketing general and administrative expenses	$(3,101,390)	8.69%	$(1,045,297)	3.78%
Finance Expenses
Total costs and expenses	$(27,170,610)	76.11%	$20,711,264	74.82%
Income from Operations	$8,529,800	23.89%	$6,968,932	25.18%
Interest expense	-	-	-	-
Other income, net	$285,646	0.8%	$189	0.001%
Net Income	$8,815,446	24.69%	$6,969,121	25.18%

REVENUES. Revenues were $35,700,410 for the year ended December 31, 2006 as compared to $27,680,196 for the year ended December 31, 2005. The increase in revenues was attributable to the increase in demand associated with the growth of the China bottled water market. Such demand led to a greater number of sales which contributed to the increase in revenues.

COST OF REVENUES. Cost of revenues was $24,069,220 for the year ended December 31, 2006 as compared to $19,665,967 for the year ended December 31, 2005 due to increase in revenue. Gross profit was $11,631,190 for the year ended December 31, 2006 as compared to $8,014,229 for the year ended December 31, 2005. Gross profit margin increased to 32.58% for the year ended December 31, 2006 from 28.95% for the year ended December 31, 2005. The increase gross profit margin was due to the increase in the efficiency of our production achieved through economies of scale. The labor related cost, which is fixed, gave a lower average labor related cost as the sales increase during the year 2006. Increase in revenue reduced the average labor related costs and thus give a higher percentage of gross profit over revenue.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $3,101,390 for the year ended December 31, 2006 as compared to $1,045,297 for the year ended December 31, 2005. This increase was primarily attributable to provision of doubtful account receivable and written down of the value of prepayments during 2006 that were not collected in 2005. There were also certain inventory and consumables written off during the year ended December 31, 2006. As a percentage of revenues, selling, general and administrative expenses increased to 8.69% for the year ended December 31, 2006 from 3.78% for the year ended December 31, 2005.

INCOME BEFORE INCOME TAX AND INCOME TAX EXPENSES. Income before income tax was $8,815,446 for the year ended December 31, 2006 compared to $6,696,121 for the year ended December 31, 2005. This increase was attributable to the increase in revenue associated with the overall growth of consumer demand of the China bottled water market.

There were no income tax expenses for the year ended December 31, 2006 and for the year ended December 31, 2005.

NET INCOME. Net income was $8,815,446 for the year ended December 31, 2006 compared to $6,696,121 for the year ended December 31, 2005. This increase was attributable to increase in sales and gross profit.

LIQUIDITY AND CAPITAL RESOURCES

	March 31, 2007	December 31, 2006
Cash and cash equivalents	$ 3,703,236	$ 1,836,491
Working capital	$ 4,253,926	$ 1,594,955

As of March 31, 2007, the Company had $3,703,236 of cash and cash equivalents and $4,253,926 of working capital as compared to $1,836,491 and $1,594,955, respectively, at of December 31, 2006.

CASH FLOW

	Three Months Ended March 31		Year Ended December 31
	2007	2006	2006	2005
Net cash provided by operating activities	$1,939,796	$4,743,567	$10,586,815	$2,415,013
Net cash (used in) investing activities	$(66,973)	$(87,595)	$(200,282)	$(1,814,987)
Net cash provided by (used in) financial activities	$(6,078)	$(2,739,750)	$(9,921,159)	$(26,980)
Net cash flow	$1,866,745	$1,916,222	$465,374	$573,046

Cash Flows from Operating Activities

Net cash provided by operating activities was $10,586,815 for the year ended December 31, 2006, an increase of $8,171,802 from $2,415,013 net cash provided by operating activities for the same period in 2005. The increase in net cash provided by operating activities in 2006 was mainly due to the increase in revenue and increase in payable in 2006. Net cash provided by operating activities was $1,939,796 for the quarter ended March 31, 2007, a decrease of $2,803,771 from the $4,743,567 net cash provided by operating activities for the same period in 2006. The decrease in net cash provided by operating activities in the first quarter of 2007 was mainly due to the increase of prepayment, other receivables and inventory in the first quarter of 2007.

Cash Flows from Investing Activities

Net cash used for investing activities for the year ended December 31, 2006 was $200,282, a decrease of $1,614,705 from net cash used for investing activities of $1,814,987 in the same period of 2005 as a result of decrease in equipment purchase in 2006.

Net cash used for investing activities in the quarter ended March 31, 2007 was $66,973, a decrease of $20,622 from net cash used for investing activities of $87,595 in the same period of 2006 due to decrease of fixed assets purchase for the first quarter of 2007 as compared to same quarter in 2006.

Cash Flows from Financing Activities
Net cash used in financing activities for the year ended December 31, 2006 was $9,921,159 as compared to $26,980  in 2005. The increase of cash used in financing activities was mainly attributable to the issuance of dividend in 2006.

Net cash used in financing activities for the quarter ended March 31, 2007 was $6,087 as compared to $2,739,750  in the same period of 2006. The cash used in financing activities for the first quarter of 2007 decreased because there was no dividend payout in the period while dividend was paid to shareholder in the first quarter of 2006.

We believe that our available cash, cash equivalents of as of March 31, 2007, along with the expected proceeds from our operations, will provide adequate liquidity to fund our operations through at least the next twelve months. However, we may seek to raise additional liquidity to fund our operations in periods thereafter or to acquire development projects for our pipeline. Accordingly, we may seek to raise additional funds when market conditions permit. However, there can be no assurance that funding will be available or that, if available, will be on acceptable terms.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined by rules recently enacted by the Financial Accounting Standards Board, and accordingly, no such arrangements are likely to have a current or future effect on our financial position, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Operating lease commitments

As of December 31, 2006 and 2005, our three subsidiaries, including Guangdong Taoda Drink Co., Limited, Zhanjiang Taoda Drink Co., Limited and Changchun Taoda Beverage Co., Limited, had each arranged a non-cancelable operating lease with a third party for its production plant.

Item	Address	Leasing period until
1	No. 2 Zhu Ji Road, Ji Shan Village, Zhu Ji Street, Dong Pu,Tian He District, Guangzhou City, Guangdong Province, China	March, 2008
2	No. 88 Qian Jin Road, Chi Kan District, Zhanjiang City, Guangdong Province, China	August, 2008
3	Kao Shan Village, Economic and Technology Development District, Changchun City, Jilin Province, China	April, 2008

Directors and Executive Officers

Set forth below is information regarding the Company’s directors and executive officers after the Share Exchange. The directors are elected annually by stockholders. The executive officers serve at the pleasure of the board of directors.

Name	Age	Title
Chen Xing Hua	42	Chief Executive Officer and Director
Liang Qiu Xia	50	Director

Chen Xing Hua, age 42, is Chief Executive Officer and director of the Company. Mr. Chen is in charge of business development and overall operation of the company.  Mr. Chen has over 20 years of experience in manufacturing and factory operation management.  From 2001 to 2002, he was the President and General Manager of Shenzhen In - Tech Technology Co., Ltd., a manufacturer of auto parts, auto diagnosis and care systems. He was responsible for the firm’s strategic planning, operation and business development.  From 2002 to 2005, Mr. Chen was the Vice President of Golden Group Corporation, a Chinese producer of surveillance systems and consultancy services. From 2005 to 2006, he served as a director of China Security & Surveillance Technology, Inc, a company listed on the OTCBB. He was responsible for decision-making, operations management and marketing. Mr. Chen graduated from Jiangxi Technical Institute with a major in Industry and Civil Building Industry in 1984.

Liang Qiu Xia, age 50, is a director of the Company. Mr. Liang graduated from Shenzhen Adult Education Institute with a major in Accounting in 1984.  Ms. Liang has over twenty years of experience in accounting and financial management. From 1996 to 2007, she was a section head of China Nonferrous Metals Financial Company Limited in Shenzhen and was responsible for management accounting, financial accounting and other accounting related duties. From 1992 to 1996, she was an accounting officer of Guangdong Silk Corporation Group. Ms Liang is also a Certified Accounting Professional in China.

The term of office of each director expires at the Company’s annual meeting of stockholders or until their successors are duly elected and qualified. Directors are not compensated for serving as such. Officers serve at the discretion of the Board of Directors.

Employment Agreements

The Company does not have any employment agreements with its executive officers and directors.

Compensation of Officers

The Company has not paid its officers any compensation in respect of their services. The Company intends to maintain this policy in the future.

Director Compensation

The Company has not paid its directors any compensation in respect of their services on the board. The Company intends to maintain this policy in the future.

Certain Relationships and Related Party Transactions

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Change in Fiscal Year

As previously described in Item 5.01, on May 30, 2007, the Registrant completed the transactions contemplated by that certain Share Exchange Agreement pursuant to which the Registrant acquired all of the issued and outstanding shares of stock of Gain Dynasty. Prior to such transaction, Gain Dynasty’s fiscal year end was December 31 and the Registrant’s was January 31.

Accordingly, and following the interpretive guidelines of the SEC, the Registrant has changed its fiscal year end to match its accounting predecessor’s fiscal year end. In addition, on May 30, 2007, the Company voted to change its fiscal year end from January 31 to December 31. As a result of the interpretive guidelines of the Commission mentioned above, no transition report is required in connection with such change in fiscal year end.

Item 5.06 Change in Shell Company Status.

On May 30, 2007, the Registrant closed the Share Exchange pursuant to which the parties agreed that the Registrant acquired all of the issued and outstanding shares of stock of Gain Dynasty in exchange for the issuance in the aggregate of 59,872,000 of the Registrant’s shares of common stock.

Gain Dynasty became a wholly-owned operating subsidiary of the Registrant and, upon the issuance of the Shares, shareholders of the Gain Dynasty owned approximately 85.5% of all of the Registrant’s issued and outstanding stock. The Registrant currently has a total of 70,000,000 issued and outstanding shares of Common Stock and 4,477,612 issued and outstanding shares of Preferred Stock.

As the result of the completion of the Share Exchange, the Registrant believes it is no longer a shell company as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 9.01  Financial Statements and Exhibits.

(a)    Financial statements of business acquired.

Audited consolidated financial statements of the Company as of December 31, 2006 and 2005 and for the years then ended and unaudited consolidated financial statements as of March 31, 2007 and 2006 and for the quarters then ended, appear elsewhere herein, commencing on page F-1.

(b)   Pro forma financial information.

Unaudited pro forma consolidated financial statements of the Company for December 31, 2006 and March 31, 2007 appear elsewhere herein.

(c)    Exhibits.

Exhibit No.	Description

2.1	Amended and Restated Agreement for Share Exchange dated as of May 11, 2007 (filed on the Current Report on Form 8-K date May 11, 2007).

3.1	Certificate of Designation for Series A Preferred Stock. *

10.1	Form of Securities Purchase Agreement dated as of May 31, 2007. *

10.2	Form of Registration Rights Agreement dated as of May 31, 2007. *

10.3	Lock Up Agreement dated as of May 31, 2007. *

10.4	Make Good Escrow Agreement dated as of May 31, 2007. *

10.5	Stock Pledge Agreement dated as of May 31, 2007. *

23.1	Consent of Madsen & Associates CPA’s, Inc. Independent Registered Public Accounting Firm. *

99.1	Press Release dated June 5, 2007.

* filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA WATER AND DRINK INC.

By:	/s/ Chen Xing Hua
Name: Chen Xing Hua Title: Chief Executive Officer

Dated: June 4, 2007

MADSEN & ASSOCIATES CPA’s, Inc.	684 East Vine St #3
Certified Public Accountants and Business Consultants	Murray, UT 84107
Telephone 801-268-2632
Fax 801-262-3978

Board of Directors
Olympic Forward Trading Company, Limited
Hong Kong, HK

Report of Independent Registered Public Accounting Firm

We have audited the accompanying balance sheets of Olympic Forward Trading Company, Limited as of December 31, 2006 and 2005 and the related statements of income and comprehensive income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used, significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material aspects, the financial position of Olympic Forward Trading Company, Limited as of December 31, 2006 and 2005 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

s/ Madsen & Associates CPA’s, Inc.
Madsen & Associates CPA’s, Inc.
May 26, 2007
Salt Lake City, Utah

OLYMPIC FORWARD TRADING COMPANY LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2006	December 31, 2005

ASSETS
CURRENT ASSETS
Cash and cash equivalent	$1,836,491	$1,371,118
Accounts receivable, net of allowance for doubtful accounts	6,990,368	3,855,002
Inventories	5,259,717	3,213,425
Prepaid expenses and other receivables	4,299,482	4,436,159
Total current assets	18,386,058	12,875,704

PROPERTY, PLANT & EQUIPMENT, NET OF ACCUMULATED DEPRECIATION	3,350,207	3,494,976
LAND USE RIGHT, NET OF ACCUMULATED AMORTIZATION	93,866	105,520
DUE FROM DIRECTORS	3,593,484	—
OTHER ASSETS	638,054	650,200
TOTAL ASSETS	$26,061,669	$17,126,400

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$3,093,928	$1,244,662
Customer deposits, accrued expenses and other payables	3,967,447	2,554,951
Current portion of long term debt	28,700	27,849
Taxes payable	2,268,057	125,846
Due to directors	7,432,971	2,844,013
Total current liabilities	16,791,103	6,797,321

LONG TERM DEBT, LESS CURRENT PORTION	162,534	191,234
TOTAL LIABILITIES	16,953,637	6,988,555

STOCKHOLDERS’ EQUITY
Common stock	1,291	1,291
Retained earnings	8,813,544	9,891,408
Accumulated other comprehensive income	293,197	245,146
TOTAL STOCKHOLDERS’ EQUITY	9,108,032	10,137,845
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$26,061,669	$17,126,400

See accompanying notes to the consolidated financial statements

OLYMPIC FORWARD TRADING COMPANY LIMITED AND SUBSIDIARIES
 CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the year ended December 31,
	2006	2005

Revenue	$35,700,410	$27,680,196

Cost of goods sold	24,069,220	19,665,967

Gross profit	11,631,190	8,014,229

Expenses
Selling and marketing	178,310	—
General and administrative	2,923,080	1,045,297

Income from operations	8,529,800	6,968,932

Other income	285,646	189

Income before income taxes	8,815,446	6,969,121

Provision for income taxes	—	—

Net income	8,815,446	6,969,121

Foreign currency translation	48,051	245,146

Comprehensive income	$8,863,497	$7,214,267

See accompanying notes to the consolidated financial statements

OLYMPIC FORWARD TRADING COMPANY LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income	Total

As at January 1, 2005	1,291	$2,922,287	$—	$2,923,578

Net income	—	6,969,121	—	6,969,121
Foreign currency
Translation adjustment	—	—	245,146	245,146

As at December 31, 2005	1,291	9,891,408	245,146	10,137,845

Net income	—	8,815,446	—	8,815,446
Foreign currency
Translation adjustment	—	—	48,051	48,051
Dividends paid to shareholder	—	(9,893,310)	—	(9,893,310)

As at December 31, 2006	1,291	$8,813,544	$293,197	$9,108,032

See accompanying notes to the consolidated financial statements

OLYMPIC FORWARD TRADING COMAPANY LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2006	2005
Cash flows from operating activities
Net income for the year	$8,815,446	$6,969,121
Adjustments to reconcile net income to net
Cash (used in) provided by operating activities:
Depreciation and amortization	308,469	395,933
Changes in operating assets and liabilities:
Accounts receivable	(3,135,366)	(1,693,989)
Inventory	(2,046,292)	(1,844,734)
Prepaid expenses and other receivable	136,677	(3,013,598)
Due from director	(3,593,484)	—
Accounts payable	1,849,266	(124,224)
Due to directors	4,588,958	699,781
Customer deposits and accrued expenses	1,412,496	1,049,361
Other assets	10,355	(63,355)
Other taxes payable	2,240,290	40,717

Net cash flows from operating activities	10,586,815	2,415,013

Cash flows from investing activities
Capital injection to a subsidiary	(50,028)	(150,230)-
Purchase of fixed assets	(150,254)	(1,664,757))

Net cash flows used in investing activities	(200,282)	(1,814,987)

Cash flows from financing activities
Repayment of loan	(27,849)	(26,980)
Cash dividends paid to shareholders	(9,893,310)	—

Net cash outflows provided by financing activities	(9,921,159)	(26,980)

Net increase in cash and cash equivalents	465,374	573,046

Cash and cash equivalents - beginning of year	1,371,118	798,072

Cash and cash equivalents - end of year	1,836,491	1,371,118

See accompanying notes to the consolidated financial statements

OLYMPIC FORWARD TRADING COMAPANY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006
--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES

The Company was incorporated on October 22, 2002 under the laws of Hong Kong. The Company owns and operates four wholly owned subsidiaries in China including:

1.	Guangdong Taoda Drink Co., Limited
2.	Zhanjiang Taoda Drink Co., Limited
3.	Changchun Taoda Beverage Co., Limited
4.	Shandong Olympic Forward Drink Co., Limited

Each of these subsidiaries is a wholly owned foreign enterprise registered in China and is a bottled water producer. Each company produces and markets bottled water in China under a proprietary name and also bottles water on a contractual basis for other beverage and servicing companies. Each of these subsidiaries also engages in bottle design, production, packaging and delivery services.

NOTE 2 - PRINCIPLES OF CONSOLIDATION

For year ended and as of December 31, 2006 and 2005, the consolidated financial statements include the accounts of the Company and the following wholly-owned subsidiaries:

1.	Guangdong Taoda Drink Co., Limited
2.	Zhanjiang Taoda Drink Co., Limited
3.	Changchun Taoda Beverage Co., Limited
4.	Shandong Olympic Forward Drink Co., Limited

The accompanying consolidated financial statements include the accounts of its subsidiaries. All significant inter-company balances and transactions have been eliminated.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Economic and Political Risk

The Company’s major operations are conducted in China “PRC”. Accordingly, the political, economic, and legal environments in the PRC, as well as the general state of the PRC’s economy may influence the Company’s business, financial condition, and results of operations.

The Company’s major operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, and legal environment. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

(b)	Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts in Hong Kong and China through its wholly owned subsidiaries.

(c)	Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. The Company has recorded an allowance for doubtful accounts at December 31, 2006. There were no bad debts incurred during the years ended December 31, 2006 and 2005.

(d)	Inventories

Inventories consisting of raw materials, work-in-progress, and finished goods are stated at the lower of cost or net realizable value. Finished goods are comprised of direct materials, direct labor and a portion of overhead. Inventory costs are calculated using a weighted average, first in first out (FIFO) method of accounting.

(e)	Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized. The cost and the related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income.

(f)	Land Use Right

According to the law of PRC, the government owns all the land in PRC. Companies or individuals are authorized to possess and use the land only through land use rights granted by the PRC government for 40 to 50 years.

Land use right represent the cost for purchasing the right to use the leasehold land for the production facilities of Shandong Olympic Forward Drink Co., Limited. It is stated at cost less amortization. Land use rights are being amortized using the straight-line method over the lease term of 8 years.

Amortization expense for the years ended December 31, 2006 and 2005 was $11,564 for each year.

(g)	Depreciation and Amortization

The Company provides for depreciation of plant and equipment principally by use of the straight-line method for financial reporting purposes. Plant and equipment are depreciated over the following estimated useful lives:

Building	25 years
Furniture and fixtures	5 - 7 years
Machinery and equipment	3 - 5 years
Transportation equipment	5 - 7 years

The depreciation expense for the year ended December 31, 2006 and December 31, 2005 amounted to $296,905 and $384,369, respectively.

(h)	Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There were no impairments of long-lived assets for the periods ended December 31, 2006 and 2005.

(i) Income Tax

The Company has adopted the provisions of statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which incorporates the use of the asset and liability approach of accounting for income taxes. The Company allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

In accordance with the relevant tax laws and regulations of PRC and Hong Kong, the corporation income tax rate applicable ranges from 17.5% to 33%. At times generally accepted accounting principles requires the Company to recognize certain income and expenses that do not conform to the timing and conditions allowed by the PRC. The Company's income tax expense for year ended December 31, 2006 and December 31, 2005 were both zero.

(j) Fair Value of Financial Instruments

The carrying amounts of the Company's cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of these items. Term debt secured by various properties have interest rates attached to them commensurate with the finance market at the time and management believes approximate fair values in the short as well as the long term. It is currently not practicable to estimate the fair value of the other debt obligations because these note agreements contain unique terms, conditions, covenants and restrictions which were negotiated at arm's length with the Company's lenders, and there is no readily determinable similar instrument on which to base an estimate of fair value. Accordingly, no computation or adjustment to fair value has been determined.

(k)	Revenue Recognition

Revenue represents the invoiced value of goods sold recognized upon the shipment of goods to customers. Revenue is recognized when all of the following criteria are met:

a)	Persuasive evidence of an arrangement exists,
b)	Delivery has occurred or services have been rendered,
c)	The seller's price to the buyer is fixed or determinable, and
d)	Collectibility is reasonably assured.

(l)	Earnings Per Share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of December 31, 2006 and December 31, 2005, there was no dilutive security outstanding.

(m)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

(n)	Retirement Benefits

The country of PRC mandates companies to contribute funds into the national retirement system, which benefits qualified employees based on where they were born within the country. The Company pays the required payment of qualified employees of the Company as a payroll tax expense. Very few employees in the Company fall under the mandatory conditions requiring the Company to pay as a payroll tax expense into the retirement system of the PRC. The Company provides no other retirement benefits to its employees.

(o)	Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income includes net income and the foreign currency translation gain, net of tax.

(p)	Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). Capital accounts of the consolidated financial statements are translated into United States dollars from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year. The translation rates are as follows:

	2006	2005

Year end RMB : US$ exchange rate	7.807	8.070
Average yearly RMB : US$ exchange rate	7.939	8.201

On July 21, 2005, the PRC changed its foreign currency exchange policy from a fixed RMB/$ exchange rate into a flexible rate under the control of the PRC's government.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US dollars ($) at the rates used in translation.

(q)	Recent Accounting Pronouncements

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

Statement No. 150

Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151

Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period charges….” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152

Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2.

Statement No. 153

Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, includes certain exceptions to the principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Statement No. 154

Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB Statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

The Company does not expect that the adoption of other recent accounting pronouncements to have any material impact on its financial statements.

NOTE 4 - ACCOUNTS RECEIVABLE, NET

	As of December 31,
	2006	2005

Accounts receivable	$7,264,385	$3,855,002
Less: Allowance for doubtful accounts	(274,017)	—

Accounts receivable, net	$6,990,368	$3,855,002

NOTE 5 - INVENTORIES

Inventories consisting of raw materials and finished goods are stated at the lower of weighted average cost or market value. Inventories are bottled water and its raw material to manufacture the bottles.

Inventories as of December 31, 2006 and December 31, 2005 are summarized as follows:

	As of December 31,
	2006	2005

Raw materials	$4,029,724	$2,184,274
Work-in-progress	403,008	369,730
Finished goods	826,985	659,421

Total	$5,259,717	$3,213,425

NOTE 6 - PREPAID EXPENSES AND OTHER RECEIVABLES

Prepaid expenses consists of payments and deposits made by the Company to third parties in the normal course of business operations with no interest being charged and no fixed repayment terms. These payments are made for the purchase of goods and services that are used by the Company for its current operations.

The Company evaluates the amounts recorded as prepaid expenses and other receivables on a periodic basis and records a charge to the current operations of the Company when the related expense has been incurred or when the amounts reported as other receivables is no longer deemed to be collectible by the Company

Prepaid expenses and other receivables as of December 31, 2006 and December 31, 2005 are summarized as follows:

	December 31, 2006	December 31, 2005

Prepaid expenses	$4,241,640	$3,100,415
Other receivables	57,842	1,335,744

Total	$4,299,482	$4,436,159

NOTE 7 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment of the Company consist primarily of manufacturing facilities and equipment owned and operated by the Company’s wholly owned subsidiaries in China. Property, plant and equipment as of December 31, 2006 and December 31, 2005 are summarized as follows:

	As of December 31,
	2006	2005

At cost:
Buildings	$281,670	$272,485
Machinery and equipment	4,626,823	4,497,621
Motor Vehicles	129,411	103,174
Office equipment	67,038	64,530
	5,104,942	4,937,810

Less: Accumulated depreciation
Buildings	$30,030	$20,456
Machinery and equipment	1,655,270	1,374,816
Motor Vehicles	50,172	36,649
Office equipment	19,263	10,913
	1,754,735	1,442,834

Plant and equipment , net	$3,350,207	$3,494,976

Depreciation expense for the years ended December 31, 2006 and 2005 was $296,905 and $384,369, respectively.

NOTE 8 - OTHER ASSETS

Other assets consist of an investment property owned by the Company and deferred expenses.

The investment property represents the cost of a residential apartment located in Hong Kong and is held by the Company for long term investment purpose. The investment property is carried at lower of cost or market value on the balance sheet of the Company as of December 31, 2006 and 2005.

Deferred expenses are expenses with economic benefits extending to a future periods. The Company considers these deferred expenses to be classified as intangible assets and tests the carrying amount for impairment on an annual basis. The Company determined that there was no impairment of deferred expenses as of December 31, 2006 and 2005.

	As of December 31,
	2006	2005

Investment property	$585,053	$586,845
Deferred expenses	53,001	63,355

TOTAL	$638,054	$650,200

NOTE 9 - CUSTOMER DEPOSITS, ACCRUED EXPENSES AND OTHER PAYABLES

	As of December 31,
	2006	2005

Other payables	$1,307,283	$2,479,218
Customer deposits	2,639,957	—
Accrued expenses	20,207	75,733

TOTAL	$3,967,447	$2,554,951

Other payables consist of amounts owed by the Company to various entities that are incurred by the Company outside of the normal course of business operations. These liabilities do not carry an interest rate and are generally payable within a year. Customer deposits consist of advance payments made by customers for the purchase of products from the Company.

NOTE 10 - LONG TERM DEBT, LESS CURRENT PORTION

The Company borrowed funds from a bank in October of 2003 to acquire an investment property that is held by the Company for long term investment purposes. The funds borrowed were collateralized by a mortgage on this investment property. The monthly installments of the long term loan vary from month to month depending on the interest rate and the interest rate the loan carried ranges from 5.5% to 5.6% per annum during 2006 and 2005. The long term debt matures in October 2012. The maturities of the long term bank borrowing for the next six years are summarized below:

	As of December 31,
Year Ended	2006	2005

2006	$—	$27,849
2007	28,700	28,700
2008	30,000	30,000
2009	32,000	32,000
2010	34,500	34,500
2011	38,000	38,000
2012	28,034	28,034

NOTE 11 - INCOME TAX AND DEFERRED TAX LIABILITIES

(a) Corporation Income Tax (“CIT”)

In accordance with the relevant tax laws and regulations of Hong Kong and PRC, the statutory corporate income tax rates are 17.5% for Hong Kong and 15% to 33% in PRC. The corporate income tax rates applicable to the Company and its subsidiaries for the year ended December 31, 2006 and December 31, 2005 were as follows:

	2006	2005

Olympic Forward Trading Company Limited	17.5%	17.5%
Guangdong Taoda Drink Co., Limited	33.0%	33.0%
Zhanjiang Taoda Drink Co., Limited	33.0%	33.0%
Changchun Taoda Beverage Co., Limited	33.0%	33.0%
Shandong Olympic Forward Drink Co., Limited	33.0%	33.0%

The actual and effective corporate income tax was 0% for both of the years ended December 31, 2006 and 2005. Each of the four subsidiaries of the Company is registered with the PRC as wholly owned foreign enterprises. According to the tax laws that are currently in effect in the PRC, wholly owned foreign enterprises are allowed a 100% tax exemption for two years and a 50% tax exemption for the subsequent two years.

The Company’s actual tax expense differs from the “expected” tax expense for the years ended December 31, 2006 and 2005 (computed by applying the CIT rate of 17.5% to net profits of Olympic Forward Trading Company Limited, 33% to net profit of Guangdong Taoda Drink Co., Limited, 33% to net profit of Zhanjiang Taoda Drink Co., Limited, 33% to net profit of Zhanjiang Taoda Drink Co., Limited, 33% to net profit of Changchun Taoda Beverage Co., Limited and 33% to net profit of Shandong Olympic Forward Drink Co., Limited).

	For the year ended December 31,
	2006	2005

Computed “expected” expense	$2,912,623	$2,299,809
Permanent difference due to tax exemption	(2,912,623)	(2,299,809)

TOTAL	$—	$—

The permanent difference originated from the two years tax exemption enjoyed by the subsidiaries of the Company for the year ended December 31, 2006 and December 31, 2005 under the PRC tax regulations.

The provisions for income taxes for each of the two years ended December 31 are summarized as follows:

As of December 31,
	2006	2005

Current	$—	$—
Deferred	—	—

TOTAL	$—	$—

There are no other timing differences between reported book or financial income and income computed for income tax purposes. Therefore, the Company has made no adjustment for deferred tax assets or liabilities.

(b) Value Added Tax (“VAT”)

There is no VAT under current tax laws in Hong Kong.

In accordance with the current tax laws in the PRC, the VAT rate for export sales is 0% and domestic sales is 17%. VAT is levied at 17% on the invoiced value of sales and is payable by the purchaser. The Company is required to remit the VAT it collects to the tax authority, but may offset this tax liability from the VAT for the taxes that it has paid on eligible purchases. The VAT payable balance of $2,268,057 and $125,846 at December 31, 2006 and 2005, respectively has been accrued and reflected as taxes payable in the accompanying consolidated balance sheets.

NOTE 12 - RELATED PARTY TRANSACTIONS

Due to directors consists of advances from directors and payments on behalf of the Company by directors. Due to directors are unsecured and interest free with no fixed payment terms, but are expected to be repaid to the directors within the current year.

Due from directors consists of advances to directors and payments on behalf for directors. Due from directors is unsecured and interest free with no fixed payment terms.

NOTE 13 - COMMON STOCK

The Company authorized 10,000 shares $0.13 par value of common stock. The Company has a total of 10,000 shares of common stock outstanding as of December 31, 2006 and December 31, 2005.

NOTE 14 - CONTINGENCIES AND COMMITMENTS

Operating lease commitments

As of December 31, 2006 and 2005, three subsidiaries of the Company, including Guangdong Taoda Drink Co., Limited, Zhanjiang Taoda Drink Co., Limited and Changchun Taoda Beverage Co., Limited, had each arranged a non-cancelable operating lease with a third party for its production plant. The expected annual lease payments under these operating leases are as follows:

	As of December 31,
	2006	2005
For the year ended December 31,
2006	$—	$106,276
2007	106,276	106,276
2008	60,090	60,090

TOTAL	$166,366	$272,642

NOTE 15 - SUBSEQUENT EVENTS

On February 13, 2006, the Company and Guangdong Taoda Drink Co., Limited, one of the wholly owned subsidiaries of the Company, entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with UGODS, Inc. Pursuant to the terms of the Share Exchange Agreement, UGOD shall acquire 100% ownership of Guangdong Taoda Drink Co., Limited from the Company. Consideration to be issued by Ugods, Inc. shall be a total of 9,874,000 shares of its common stock in exchange for 100% ownership of Guangdong Taoda Drink Co., Limited. The closing of Share Exchange Agreement will close subject to the provisions and conditions of the Share Exchange Agreement and the discretion of the parties. The transaction has not yet closed as of the date of this report.

On February 16, 2007, the Company, Zhanjiang Taoda Drink Co. Limited, Changchun Taoda Beverage Co. Limited and Shandong Olympic Forward Drink Co. Limit ed, three of the wholly owned subsidiaries of the Company, entered into a Share Exchange Agreement (the “Share Exchange Agreement II”) with UGODS, Inc. Pursuant to the Agreement, the Company agreed to sell 100% of the equity ownership of Zhanjiang Taoda Drink Co. Limited, Changchun Taoda Beverage Co. Limited and Shandong Olympic Forward Drink Co. Limited to UGOD. In consideration of such purchase, UGOD will issue a total of 49,998,000 shares of its common stock to the Company. The closing of Share Exchange Agreement II will close subject to the provisions and conditions of the Share Exchange Agreement II and the discretion of the parties. The transaction has not yet closed as of the date of this report.

On May 11, 2007, the Company entered into an Amended and Restated Agreement for Share Exchange (the “Amended Agreement”) with UGODS, Inc.   The Agreement amends, restates, combines and supercedes each of (i) the Agreement for Share Exchange among the Company, Guangdong Taoda Beverage Company Limited and UGODS, Inc., dated as of February 13, 2007 and (ii) the Agreement for Share Exchange among the Company and Zhangjiang Taoda Drink Co. Limited, Changchun Taoda Beverage Co. Limited and Shandong Olympic Forward Drink Co. Limited and UGODS, Inc., dated as of February 16, 2007. Pursuant to the Agreement, UGODS, Inc. agreed to purchase 100% of the equity ownership of the Company through Gain Dynasty Investments Limited, a British Virgin Island registered company that the shareholders of the Company have established to hold the ownership of the Company.

OLYMPIC FORWARD TRADING COMPANY LIMITED AND SUBSIDIARIES
 UNAUDITED FINANCIAL STATEMENTS

-------------------------------------------------

INDEX TO FINANCIAL STATEMENTS

UNAUDITED CONSOLIDATED BALANCE SHEET, MARCH 31, 2007	F-1

UNAUDITED STATEMENT OF OPERATIONS FOR THE QUARTER ENDED MARCH 31, 2007 AND 2006	F-2

UNAUDITED STATEMENT OF CASH FLOW FOR THE QUARTER ENDED MARCH 31, 2007 AND 2006	F-3

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-4

OLYMPIC FORWARD TRADING COMPANY LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	March 31, 2007	December 31, 2006
ASSETS	(Unaudited)
Current assets
Cash and cash equivalent	$3,703,236	$1,836,491
Accounts receivable, net of allowance	6,091,745	6,990,368
Inventories	8,011,010	5,259,717
Prepayment and other receivables	7,673,904	4,299,482

Total current assets	25,479,895	18,386,058

Property, plant & equipment, net of depreciation	3,324,893	3,350,207
Intangible assets, net of amortization	90,953	93,866
Due from directors	2,599,429	3,593,484
Other assets - Investment prop and deferred expenses	642,710	638,054

TOTAL ASSETS	$32,137,880	$26,061,669

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Accounts payable	$5,678,482	$3,093,928
Customer deposits, other payable and accrued expenses	5,576,676	3,967,447
Short term loan	28,800	28,700
Taxes payable	2,264,268	2,268,057
Amount due to directors	7,677,743	7,432,971

Total current liabilities	21,225,969	16,791,103

LONG TERM LIABILITIES	156,356	162,534

TOTAL LIABILITIES	21,382,325	16,953,637

STOCKHOLDERS’ EQUITY
Common shares	1,291	1,291
Surplus	10,500,703	8,813,544
Accumulated other comprehensive income	253,561	293,197
TOTAL STOCKHOLDERS’ EQUITY	10,755,555	9,108,032

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$32,137,880	$26,061,669
See accompanying notes to the consolidated financial statements

F-1

OLYMPIC FORWARD TRADING COMPANY LIMITED AND SUBSIDIARIES
 UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME

	For the quarter ended March 31,
	2007	2006

Revenue	$6,216,731	$7,266,053

Cost of goods sold	(4,263,291)	(4,857,004)

Gross profit	1,953,440	2,409,049

Expenses
Selling and marketing	—	(2,084)
General and administrative	(266,281)	(269,077)
Finance	—	(1,588)

Income from operations	1,687,159	2,136,300

Other income	—	—

Income before income taxes	1,687,159	2,136,300

Provision for income taxes	—	—

Net income	1,687,159	2,136,300

Foreign currency translation	(39,636)	25,569

Comprehensive income	$1,647,523	$2,161,869

See accompanying notes to the consolidated financial statements

F-2

OLYMPIC FORWARD TRADING COMAPANY LIMITED AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For quarter ended March 31,
	2007	2006
Cash flows from operating activities
Net income for the year	$1,647,523	$2,161,869
Adjustments to reconcile net income to net
Cash (used in) provided by operating activities:
Depreciation and amortization	95,200	99,882
Changes in operating assets and liabilities:
Accounts receivable	898,623	274,505
Inventory	(2,751,293)	(1,382,217)
Prepaid expenses and other receivable	(3,374,422)	562,110
Due from director	994,055	—
Accounts payable	2,584,554	65,554
Due to directors	244,772	(7,357)
Customer deposits and accrued expenses	1,609,229	2,749,591
Other assets	(4,656)	4,688
Other taxes payable	(3,789)	214,942

Net cash flows from operating activities	1,939,796	4,743,567

Cash flows from investing activities

Purchase of fixed assets	(66,973)	(87,595)

Net cash flows used in investing activities	(66,973)	(87,595)

Cash flows from financing activities
Repayment of loan	(6,078)	(6,925)
Dividends paid to shareholder	—	(2,732,825)

Net cash outflows provided by financing activities	(6,078)	(2,739,750)

Net increase in cash and cash equivalents	$1,866,745	$1,916,222

Cash and cash equivalents - beginning of period	1,836,491	1,371,118

Cash and cash equivalents - end of period	$3,703,236	$3,287,340

See accompanying notes to the consolidated financial statements
F-3

OLYMPIC FORWARD TRADING COMAPANY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2007
--------------------------------------------------------------------------------

NOTE 1 - BASIS OF PRESENTATION

The consolidated financial statements of Olympic Forwarding Trading Company Limited and subsidiaries (the “Company”) have been prepared in accordance with generally accepted accounting principles for financial information and pursuant to the requirements for reporting on Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly they do not include all the information and footnotes required by accounting principles generally accepted in the United States of American for complete financial statements. However, such information reflects all adjustments (consisting of normal recurring adjustments), which are, in the opinion of management, necessary for the fair presentation of the consolidated financial position and the consolidated results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full year. The consolidated balance sheet information as of March 31, 2007 was derived from the audited consolidated financial statements included in the Company’s audited accounts for the year ended December 31, 2006. These annual financial statements should be read in conjunction with that report.

The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries including:

1.	Guangdong Taoda Drink Co., Limited
2.	Zhanjiang Taoda Drink Co., Limited
3.	Changchun Taoda Beverage Co., Limited
4.	Shandong Olympic Forward Drink Co., Limited

All material inter-company accounts and transactions have been eliminated in the consolidation.

Certain prior period amounts have been reclassified to conform to the current period’s presentation.

NOTE 2 - USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of financial instruments including cash and cash equivalents, accounts receivable, advances to suppliers, other receivables, due from employees and other assets, accounts payable, short-term bank loans, customer deposits, taxes payable, other payables and accrued expenses and debt, approximates their fair value at March 31, 2007 and December 31, 2006 due to the relatively short-term nature of these instruments. Accordingly, no computation or adjustment to fair value has been determined.

F-4

NOTE 4 - FOREIGN CURRENCY CONVERSION

The accompanying consolidated financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). Capital accounts of the consolidated financial statements are translated into United States dollars ($) from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year. The translation rates are as follows:

	March 31, 2007	December 31, 2006

Period / year end RMB : $ exchange rate	7.723	7.807
Average yearly RMB : $ exchange rate	7.759	7.939

On July 21, 2005, the PRC changed its foreign currency exchange policy from a fixed RMB / $ exchange rate into a flexible rate under the control of the PRC's government.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into $ at the rates used in translation.

NOTE 5 - SUBSEQUENT EVENTS

On February 13, 2006, the Company and Guangdong Taoda Drink Co., Limited, one of the wholly owned subsidiaries of the Company, entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with UGODS, Inc. Pursuant to the terms of the Share Exchange Agreement, UGOD shall acquire 100% ownership of Guangdong Taoda Drink Co., Limited from the Company. Consideration to be issued by Ugods, Inc. shall be a total of 9,874,000 shares of its common stock in exchange for 100% ownership of Guangdong Taoda Drink Co., Limited. The closing of Share Exchange Agreement will close subject to the provisions and conditions of the Share Exchange Agreement and the discretion of the parties. The transaction has not yet closed as of the date of this report.

On February 16, 2007, the Company, Zhanjiang Taoda Drink Co. Limited, Changchun Taoda Beverage Co. Limited and Shandong Olympic Forward Drink Co. Limit ed, three of the wholly owned subsidiaries of the Company, entered into a Share Exchange Agreement (the “Share Exchange Agreement II”) with UGODS, Inc. Pursuant to the Agreement, the Company agreed to sell 100% of the equity ownership of Zhanjiang Taoda Drink Co. Limited, Changchun Taoda Beverage Co. Limited and Shandong Olympic Forward Drink Co. Limited to UGOD. In consideration of such purchase, UGOD will issue a total of 49,998,000 shares of its common stock to the Company. The closing of Share Exchange Agreement II will close subject to the provisions and conditions of the Share Exchange Agreement II and the discretion of the parties. The transaction has not yet closed as of the date of this report.

On May 11, 2007, the Company entered into an Amended and Restated Agreement for Share Exchange (the “Amended Agreement”) with UGODS, Inc.   The Agreement amends, restates, combines and supercedes each of (i) the Agreement for Share Exchange among the Company, Guangdong Taoda Beverage Company Limited and UGODS, Inc., dated as of February 13, 2007 and (ii) the Agreement for Share Exchange among the Company and Zhangjiang Taoda Drink Co. Limited, Changchun Taoda Beverage Co. Limited and Shandong Olympic Forward Drink Co. Limited and UGODS, Inc., dated as of February 16, 2007. Pursuant to the Agreement, UGODS, Inc. agreed to purchase 100% of the equity ownership of the Company through Gain Dynasty Investments Limited, a British Virgin Island registered company that the shareholders of the Company have established to hold the ownership of the Company.

F-5

UGODS, INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

-------------------------------------------------

INDEX TO PRO-FORMA FINANCIAL STATEMENTS

UNAUDITED PRO-FORMA COMBINED CONSOLIDATED BALANCE SHEET, DECEMBER 31, 2006	F-1

UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2006	F-2

UNAUDITED PRO-FORMA COMBINED CONSOLIDATED BALANCE SHEET, MARCH 31, 2007	F-3

UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS FOR THE PERIOD ENDED MARCH 31, 2007	F-4

NOTES TO UNAUDITED PRO-FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS	F-5

UGODS, INC.
UNAUDITED PRO-FORMA COMBINED CONSOLIDATED BALANCE SHEET,
DECEMBER 31, 2006

	UGOD Historical	OLYMPIC Historical		Pro forma Adjustments		Pro forma Combined
ASSETS
Current assets
Cash and cash equivalent	$2,724	$1,836,491	$			$$1,839,215
Accounts receivables, net of allowance for doublful accounts		6,990,368				6,990,368
Inventories		5,259,717				5,259,717
Prepayment and other receivable		4,299,482				4,299,482
Total current assets	2,724	18,386,058		—		18,388,782
Property, plant & equipment, net of accumulated depreciation		3,350,207				3,350,207
Land use right, net of accumulated amortization		93,866				93,866
Due from directors		3,593,484				3,593,484
Other long term assets		638,054				638,054
TOTAL ASSETS	$2,724	$26,061,669		$—		$26,064,393

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable		3,093,928				3,093,928
Customer deposits, accrued expenses and other payables		3,967,447				3,967,447
Current portion of long term debt		28,700				28,700
Taxes payable		2,268,057				2,268,057
Due to directors	$5,750	7,432,971		(5,750	)(1)	7,432,971
Total current liabilities	5,750	16,791,103		(5,750)		16,791,103
Long term debt, less current portion		162,534				162,534
TOTAL LIABILITIES	5,750	16,953,637		(5,750)		16,953,637

STOCKHOLDERS’ EQUITY
Common stock	10,128	1,291		58,581	(2)	70,000
Paid in Capital	50,872	—		(50,872	)(3)	—
Shareholders’deficit (surplus)	(64,026)	8,813,544		(1,959	)(4)	8,747,559
Accumulated other comprehensive income	—	293,197		—		293,197
TOTAL STOCKHOLDERS’ SURPLUS	(3,026)	9,108,032		5,750		9,110,756
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,724	$26,061,669		$—		$26,064,393

UGODS, INC.
UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2006

	UGOD Historical	OLYMPIC Historical		Pro forma Adjustments		Pro forma Combined
Revenue	$—	$35,700,410	$			$35,700,410
Cost of revenue	—	(24,069,220)				(24,069,220)
Gross profit	—	11,631,190		—		11,631,190
Expenses
Selling and marketing	—	(178,310)				(178,310)
General and administration	(6,323)	(2,923,080)		5,750	(5)	(2,923,653)
Income from operations	(6,323)	8,529,800		5,750		8,529,227
Other income	—	285,646				285,646
Income before income taxes	(6,323)	8,815,446		5,750		8,814,873
Provision for income taxes	—	—				—
Net income	(6,323)	8,815,446		5,750		8,814,873
Foreign currency translations	—	48,051				48,051
Comprehensive income	$(6,323)	$8,863,497		$5,750		$8,862,924

UGODS, INC.
UNAUDITED PRO-FORMA COMBINED CONSOLIDATED BALANCE SHEET
MARCH 31, 2007

	UGOD Historical	OLYMPIC Historical		Pro forma Adjustments		Pro forma Combined
ASSETS
Current assets
Cash and cash equivalent	$7,624	$3,703,236	$			$3,710,860
Accounts receivables, net of allowance for doublful accounts		6,091,745				6,091,745
Inventories		8,011,010				8,011,010
Prepayment and other receivable		7,673,904				7,673,904
Total current assets	7,624	25,479,895		—		25,487,519

Property, plant & equipment, net of accumulated depreciation		3,324,893				3,324,893
Land use right, net of accumulated amortization		90,953				90,953
Due from directors		2,599,429				2,599,429
Other long term assets		642,710				642,710
TOTAL ASSETS	$7,624	$32,137,880		$—		$32,145,504
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable		5,678,482				5,678,482
Customer deposits, accrued expenses and other payables		5,576,676				5,576,676
Current portion of long term debt		28,800				28,800
Taxes payable		2,264,268				2,264,268
Due to directors	$25,750	7,677,743		(5,750	) (1)	7,697,743
Total current liabilities	25,750	21,225,969		(5,750)		21,245,969
Long term debt, less current portion		156,356				156,356
TOTAL LIABILITIES	25,750	21,382,325		(5,750)		21,402,325
STOCKHOLDERS’ EQUITY
Common stock	10,128	1,291		58,581	(2)	70,000
Paid in Capital	50,872	—		(50,872	) (3)	—
Shareholders’deficit (surplus)	(79,126)	10,500,703		(1,959	) (4)	10,419,618
Accumulated other comprehensive income	—	253,561		—		253,561
TOTAL STOCKHOLDERS’ SURPLUS	(18,126)	10,755,555		5,750		10,743,179
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,624	$32,137,880		$—		$32,145,504

UGODS, INC.
UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS FOR THE PERIOD ENDED
MARCH 31, 2007

	UGOD Historical	OLYMPIC Historical	Pro forma Adjustments		Pro forma Combined
Revenue	$—	$6,216,731	$—		$6,216,731
Cost of revenue	—	(4,263,291)	—		(4,263,291)
Gross profit	—	1,953,440	—		1,953,440
Expenses
Selling and marketing	—	—	—		—
General and administration	(15,100)	(266,281)	5,750	(5)	(275,631)
Income from operations	(15,100)	1,687,159	5,750		1,677,809
Other income	—	—	—		—
Income before income taxes	(15,100)	1,687,159	5,750		1,677,809
Provision for income taxes	—	—	—		—
Net income	(15,100)	1,687,159	5,750		1,677,809
Foreign currency translations	—	(39,636)	—		(39,636)
Comprehensive income	$(15,100)	$1,647,523	$5,750		$1,638,173

UGODS, INC.

NOTES TO PRO-FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS
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NOTE 1 BASIS OF PRESENTATION

The unaudited pro-forma consolidated financial statements include the accounts of Ugods, Inc. (“UGOD” or the “Company”), Gain Dynasty Investments Limited (“Gain Dynasty”) and Olympic Forward Trading Company Limited (“Olympic”.)

On February 13, 2006, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Olympic to acquire 100% ownership of Guangdong Taoda Beverage Company Limited one of subsidiaries of Olympic. 9,874,000 shares of UGOD’s common stock will be issued as a consideration. On February 16, 2007, the Company entered into another agreement with Olympic to acquire the remaining 3 subsidiaries of Olympic, including Zhanjiang Taoda Drink Co. Limited, Changchun Taoda Beverage Co. Limited and Shandong Olympic Forward Drink Co. Limited 49,998,000 shares of UGOD’s common stock will be issued as a consideration and a change of control of the Company will occur following the closing of this transaction.

On May 11, 2007, the Company entered into an Amended and Restated Agreement for Share Exchange with Gain Dynasty, the sole shareholder of Olympic. The Agreement amends, restated, combines and supersedes each of (i) the Agreement for Share Exchange among the Company, Guangdong Taoda Beverage Company Limited and Olympic, dated as of February 13, 2007 and (ii) the Agreement for Share Exchange among the Company, Zhangjiang Taoda Drink Co. Limited, Changchun Taoda Beverage Co. Limited, Shandong Olympic Forward Drink Co. Limited and Olympic dated February 16, 2007. Pursuant to the Agreement, the Company agreed to purchase 100% of the equity ownership of Gain Dynasty. Through Gain Dynasty, UGOD owns 100% of Olympic that owns 100% of Guangdong Taoda Beverage Company Limited, Zhangjiang Taoda Drink Co. Limited, Changchun Taoda Beverage Co. Limited and Shandong Olympic Forward Drink Co. Limited. The Company will issue a total of 59,872,000 shares as consideration. Upon closing of the transaction, a change of control of the Company will occur. Following the closing of this transaction and the issuance of the Exchange Shares, the Company will have a total of 70,000,000 shares issued and outstanding.

Olympic is a group of bottled water manufacturing companies in China, producing bottled water under its own brands and for other brands including Coca-Cola and Danone. The company is a limited liability company incorporated in Hong Kong.

NOTE 2 PRO FORMA FINANCIAL STATEMENTS

The Company acquired 100% ownership of Olympic through Gain Dynasty (It has no business transactions except as an investment holding company for Olympic). The accompanying unaudited pro forma combined financial statements are based upon the historical condensed balance sheets and consolidated statements of operations of the Company and Olympic. The unaudited pro forma combined balance sheet has been prepared as if the acquisition occurred on March 31, 2007 and December 31, 2006. The unaudited pro forma combined financial statements of operations for the year ended December 31, 2006 and for the three months ended March 31, 2007 have been prepared as if the acquisition had occurred on January 1, 2006. The statements are based on accounting for the business combination as a reverse acquisition, whereby the Company will be the surviving corporate entity, but Olympic is the accounting acquirer. As Olympic is the accounting acquirer in a transaction accounted for as a purchase in accordance with generally accepted accounting principles, the purchase price has been allocated to the Company's assets and liabilities based upon preliminary estimates of their respective fair values. The pro forma information may not be indicative of the results that actually would have occurred if the merger had been in effect from and on the dates indicated or which may be obtained in the future.

NOTE 3 CONSOLIDATING ENTRIES

The consolidating entries on the pro-forma consolidated balance sheet to eliminate investments in subsidiary accounts:

(1)	Cancellation of due from directors by respective directors upon completion of merger
(2)	Net effect of increase in common stock as a result of issuing shares for merger and elimination of share capital of Olympic
(3)	Net effect of increase in paid up capital as a result of issuing shares for merger and reduction of paid up capital as a result of elimination of deficits of UGOD before merger
(4)	Elimination of deficits of UGOD before merger and the excess of UGOD’s deficits over its paid in capital
(5)	Cancellation of due from directors

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